NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2021
TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:
The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda on May 12, 2021 at 11:00 a.m., local time, for the following purposes:
1.
To elect John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company, each to serve for a one-year period to expire at the 2022 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.
To appoint PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2021 and authorize the Company’s Board of Directors, acting through its Audit Committee, to determine the independent auditor’s remuneration.

3.	To approve, by non-binding advisory vote, 2020 compensation paid to the Company’s Named Executive Officers.
4.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.
The Company’s financial statements for the year ended December 31, 2020, together with the report of the Company’s auditor in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.
Only shareholders of record identified in the Company’s Register of Members at the close of business on March 15, 2021 are entitled to notice of, and vote at, the Annual General Meeting.
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by internet or telephone as directed on the enclosed proxy or by signing and dating the proxy and returning it promptly in the postage prepaid envelope provided.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 9, 2021
Hamilton, Bermuda

EVEREST RE GROUP, LTD.
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 12, 2021

Proxy Statement
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on May 12, 2021 at Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda at 11:00 a.m. local time.
The proxy statement and annual report to shareholders are available at
https://everestre.gcs-web.com/annual-meeting-materials?c=70696&p=proxy
Proxy Statement

ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 12, 2021
GENERAL INFORMATION
The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2021 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 12, 2021, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company; (2) for the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for 2021 and for authorizing the Company’s Board of Directors acting through its Audit Committee to determine the independent auditor’s remuneration; and (3) for the approval, by non-binding advisory vote, of the 2020 compensation paid to the Named Executive Officers (as defined herein).
Only shareholders of record at the close of business on March 15, 2021 will be entitled to vote at the meeting. On that date, 49,879,279 Common Shares, par value $.01 per share (“Common Shares”), were outstanding. However, this amount includes 9,719,971 Common Shares held by Everest International Reinsurance, Ltd. (“International Re”), the Company’s subsidiary. As provided in the Company’s Bye-laws, International Re may vote only 4,938,048 of its shares. The outstanding share amount also excludes 33,524 shares with no voting rights. The limitation of International Re’s voting shares to 4,938,048 and the exclusion of 33,524 shares with no voting rights results in 45,063,832 Common Shares entitled to vote.
The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting. The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”) will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and, thus, will have no effect on the outcome of those votes.
Proxy Statement 1

Proxy Statement

This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2020 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 9, 2021.
Please note that given the continued uncertainties relating to the Coronavirus or COVID-19, we may have to postpone the Annual General Meeting to a later date. In such instance, the Company would publicly announce a determination to postpone the meeting and the new date in a press release that would also be available at www.everestre.com as soon as practicable before the currently scheduled May 12th meeting.
All references in this document to “$” or “dollars” are references to the currency of the United States of America.
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company’s Bye-laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.
2 Everest Re Group, Ltd.

Executive Summary & ESG
EXECUTIVE SUMMARY

This summary highlights certain information contained in the Company’s proxy statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement carefully.
Financial Highlights
Against the backdrop of the challenges presented by the COVID-19 Pandemic (“Pandemic”) and despite significant levels of natural catastrophe events, the Company earned just over $514 million of net income in fiscal year 2020. Gross written premiums grew by 15% to $10.5 billion, and the Company earned $300 million of net operating income and generated a 3.4% return on adjusted shareholders’ equity1. This level of performance demonstrates the strength of and success in our core strategic underwriting and risk management initiatives put into place in 2020, our ability to sustain multiple natural peril events, and our resilience in the face of extreme unexpected global financial and social challenges presented by the Pandemic.
Indeed, over the last five years, inclusive of the significant catastrophe events of recent years and factoring in the Pandemic related losses, the Company generated an average operating return on equity of 6.8%. Such results were directly attributable to our core philosophy of long-term value creation for our shareholders by focusing on disciplined underwriting standards, diversifying our product line to maintain growth and protecting our capital base by employing intelligent protection measures designed to minimize against downside exposure.
Most importantly, though, we did not layoff, furlough or reduce the salaries of any of our employees due to the Pandemic. Indeed, the resilience of our franchise led by the dedication and hard work of our people helped us to achieve positive results for the year. Bolstered by disciplined expense management and our strong year-end cash flow of $2.9 billion, we were able to reward our employees with competitive merit increases, promotions, cash bonuses and share awards in recognition of their efforts in such unprecedented times.
Returning Value to Shareholders
We returned $449 million to shareholders in 2020 in the form of dividends and share repurchases. The Company repurchased $200 million of shares and paid $249 million in dividends.
Contribution of Insurance & Reinsurance Divisions to Overall Results
The success of our global diversification strategy and committed investment in the continued expansion of our insurance segment manifested in another milestone of $3.2 billion in premium written by the Everest Insurance® division. Diligent portfolio management and underwriting actions to improve returns resulted in an improved 94.2% attritional combined ratio2 (compared to a 96.5% attritional combined ratio in 2019). Everest Insurance® division 2020 gross written premium increased 15% compared to 2019.
Our Reinsurance Division continued to execute its strategy of volatility management and reduced exposure to natural catastrophe events, ultimately writing $7.3 billion in premiums with an 85.2% attritional combined ratio. The 2020 gross written premiums for the Reinsurance Division also increased 15% compared to 2019.
As the Company has grown in scale and complexity, the respective President & CEOs of the Reinsurance and Insurance divisions continue to engage cohesively with one another. Frequent and open communication between our executive leadership team under the direction of our CEO and oversight of our Board ensures a unified and proactive approach to risk management and underwriting discipline in order to generate the successful returns achieved in the past year as well as endure the unforeseen impacts of the Pandemic.

1 Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments. The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.
2 Attritional combined ratio excludes catastrophe losses, reinstatement premiums, prior year development and COVID-19 pandemic impact.
Proxy Statement 3

Executive Summary & ESG

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

ESG Discussion & Roadmap
Environment, social and governance (“ESG”) issues are growing in materiality and impact for all industries, with significant implications for board responsibilities. While, at its core, the risk management concepts underlying ESG have been in place at Everest since our inception, we recognize the enhanced focus on the financial materiality of ESG in terms of corporate responsibility and business opportunity. The sustainability of our Company is impacted not only by climate change and the heightened challenges of risk management, exposure analysis and product development, but it also depends on the strength and well-being of our employees, their diversity, professional development and opportunities to lead and satisfaction at work. Recognizing our impact on the environment and reaching out to the communities in which we operate to promote environmental awareness and support eco-friendly initiatives around the globe are integral to our strategic objectives. Thus, ESG is more than an annual compliance exercise. It is a core element of our long-term strategy and a philosophy that we endeavor to permeate across all operating disciplines including Human Resources, Actuarial, Finance and Accounting, Product Development, Underwriting, Enterprise Risk Management, Legal & Compliance, Claims, Information Technology, etc. The integration of ESG across our Company is the challenge we face going forward in support of our key strategic objective to create long-term value for our shareholders.
In addition to the summary descriptions below we encourage you to go to our website and review our Corporate Responsibility Report, which was first published in 2020. Although our Corporate Responsibility Report is on a two-year update cycle, we actively update and supplement the report real-time during the year to highlight key milestone accomplishments in climate risk reporting, diversity and inclusion initiatives and community outreach.
A table of 2020 ESG disclosure highlights, as well as a brief roadmap of upcoming disclosure goals and events, is as follows:
March 2020
Publication of Everest’s inaugural Corporate Responsibility Report, published in accordance with Global Reporting Initiative (“GRI”) standards. Updated on a two year cycle.
The report is available at:
https://www.everestre.com/Corporate-Responsibility/Everest-Corporate-Responsibility-Report

4th Quarter 2020
Publication of Everest’s supplemental disclosures under the Sustainability Accounting Standards Board (“SASB”) framework.
The report is available at:
https://www.everestre.com/Corporate-Responsibility/Everest-Corporate-Responsibility-Report

April 2021	Publish supplemental ESG performance tables on Everest’s website for 2020 (e.g., employee demographic and other data)
2021
Monitor and compile energy usage and greenhouse gas emission data from Everest’s operations locations, starting with Everest’s U.S. Headquarters (where a majority of Everest employees are located) and then expanding to other offices across Everest.

2021 / Early 2022	Work towards compiling and publishing disclosures for 2021 in accordance with the Task Force on Climate-related Financial Disclosure (“TCFD”) set of guidelines.
2022	Publish Everest’s next full and new edition of its comprehensive Corporate Responsibility Report at or prior to the mailing of next year’s proxy statement.
4 Everest Re Group, Ltd.

Executive Summary & ESG
Corporate Governance Profile and Compensation Best Practices
We operate our business consistent with sound corporate practices and strong corporate governance that promote the long-term interests of our shareholders, strengthen the accountability of the Board and management and help build trust in the Company. Our Board encourages and reviews management performance in the context of business practices that emphasize sustainability and best-in-class corporate governance. Our philosophy has always been to generate long-term value for our shareholders. This emphasis is reflected in our compensation philosophy, enterprise risk management, and business model. We further recognize the potential impact of such exogenous threats as climate change and natural resource depletion and strive to incorporate such risks, to the extent they can be quantified, into our risk management profile to preserve sustainability of our business.
The Board adheres to the Company’s Corporate Governance Guidelines and Ethics Guidelines and Index to Compliance Policies, which are available on the Company’s website at http://www.everestre.com. The Board also aims to meet or exceed, where applicable, the corporate governance standards established by the New York Stock Exchange (“NYSE”). The Board regularly reviews the Company’s corporate governance policies and procedures to identify areas for improvement reflecting evolving best practices raised by our shareholders. In addition, as set forth in more detail in this proxy statement in the section entitled “Compensation Discussion and Analysis”, the Board strives to respond to shareholder concerns regarding compensation practices from a governance perspective.
COVID-19 Workplace Response
Since the very beginning of the Pandemic, our top priority has been the health, safety, and well-being of our employees. In addition to not instituting any layoffs, furloughs, or salary reductions, our executive leadership team took proactive measures to remain engaged with all our colleagues across the Company including constant communication, logistics management and emotional support for our employees around the globe to help allay fears and anxieties resulting from the COVID-19 Pandemic. Empathy, transparency and comfort were the goals of our executive management team in communicating with our employees. The expanded investments over the past several years in our Information Technology in the form of personnel, upgraded equipment and migration of key business applications to a cloud environment facilitated our ability to adapt quickly to the government-imposed shutdowns of our offices around the globe.
The Company’s Pandemic response included:
Early Immediate Response
Employees in all Everest locations throughout the world seamlessly shifted to remote work, allowing us to continue to serve our customers, place new and renewal business, communicate with brokers and insureds, and maintain our reputation of delivering outstanding service.

Formation of Task Force	The Company formed a COVID-19 Task Force comprised of leaders from various cross-functional areas to plan and oversee efforts throughout the globe.
Re-entry Approach
Developed a detailed, consistent, disciplined re-entry approach for each of our offices, with the recommendation to reopen an office based on assessment of key-readiness indicators (e.g., local government protocols, health and safety guidelines, re-entry status).

Re-entry Guiding Principles
•Health and safety of our employees is paramount;
•Adopt a “smart follower” approach based upon evolving best practices and peer review;
•Gradual return to the workplace, as we continue to observe social-distancing and enhanced cleaning procedures;
•Initial re-entry limited to maximum of 25% of the staff;
•Employees to retain fully functional remote office, in case of need to revert quickly to remote work;
•Once an office is re-opened, continue to monitor key indicators, solicit feedback, adjust as needed, and continue to review readiness to increase capacity.

Proxy Statement 5

Executive Summary & ESG
Frequent Communication and Updates
Regular and frequent Virtual Town Hall meetings were held with employees world-wide, and a robust communication system was put in place to update all employees on latest developments and solicit feedback. A COVID-19 intra-company website portal was established, containing the latest available information including re-entry materials, guidelines, and relevant contact information for all office re-entry planners and coordinators.

Office Workplace Safety Measures & Guidelines	The Company undertook an extensive work-place safety review and update during the Pandemic in accordance with CDC and medical guidelines as well as local jurisdictional requirements.
Employee Mental Health and Well-being	Employees were provided with resources free of charge to help manage stress and anxiety.

Formation of COVID-19 Task Force and Workplace Guidelines
When the Pandemic began, employees in all Everest locations throughout the world seamlessly shifted to remote work from home, allowing us to continue to serve our customers and deliver outstanding service. We formed a COVID-19 Task Force comprised of leaders from various cross-functional areas including human resources, information technology, claims, underwriting, legal, finance/accounting, corporate services, etc., to identify, plan, and implement procedures to manage our business and ensure the well-being of our employees in accordance with local government shut-down requirements and other regulations applicable to our offices around the globe. The primary responsibility of the Task Force was to develop a strategy to keep employees safe, continuously monitor local conditions and prepare Return to Work guidelines in accordance with government orders and readiness indicators. We held regular virtual global town hall meetings hosted by our CEO and the entire senior executive leadership team to address questions and concerns from our employees and their families about the Company’s financial position, job security and other matters. The centralized communication platform provided the ability for the Task Force to relay key status and information to our employees on a variety of fronts including government response information, local procedures, and status of offices around the globe. These virtual town hall dialogues provided an open forum for our employees to not only see and address our executive leadership team directly, but also interact and stay connected with their colleagues from various international locations during such an unprecedented time. Our employees expressed appreciation for the open and honest communication and the Company’s concern for their health and safety and the health and safety of their families. Many noted how far ahead we were in communicating when compared to our peers and other companies where another family member or spouse worked.
The Task Force was also integral to reviewing and implementing best practices for employee access to certain offices in accordance with Center for Disease Control and Prevention (“CDC”) and medical guidelines as well as local jurisdictional requirements. Based on recommendations from the Task Force and employee surveys, the Company identified several offices as part of a phased re-opening on a voluntary basis only and at limited capacity. In addition to enhanced cleaning and sanitization measures, each of those offices were equipped with directional signage, social distancing signage, and signage on practicing healthy hygiene and wearing face masks throughout the building. Restrictions were imposed on visitors and for any business travel. Employees were provided with medical grade and KN-95 masks, as well as sanitizing wipes and hand sanitizer in common areas. Our new U.S. Headquarters in Warren is equipped with glass partitions between workstations, touchless features and increased air ventilation and filtration systems. As a further employee benefit, the Company expanded its Sick Leave Policies to allow liberal use for COVID-related reasons. The Task Force issued a Re-entry Manual outlining these new protocols and procedures for each office location and held Town Hall meetings to train employees.
More recently, the Task Force has been coordinating closely with Human Resources on the vaccine rollout and exploring all options, including discussions with vendors to provide the vaccine to our employees once it becomes more widely available. The Task Force compiles and distributes educational materials and hosts webinars to encourage and educate employees on the benefits of the vaccine, without disrespecting an individual’s personal beliefs.
6 Everest Re Group, Ltd.

Executive Summary & ESG
Mental Health and Well-Being
We recognize that during this challenging time, many people may experience feelings that can become overwhelming. As such, employees were provided with resources free of charge to help manage stress and anxiety. Partnering with our health insurer, a 24-hour toll-free help line was offered to all employees across the globe as well as access to a podcast library on a variety of helpful topics, including health, wellness, and strategies to manage stress and encourage meditation. Recorded webinars with topics including Managing Anxiety, Financial Best Practices in Uncertain Times, and Tips for Managers to Support Employees were provided along with virtual yoga and fitness classes and a virtual health fair. These services were offered globally across the Everest offices and available to all employees on the Company’s intranet.
Everest also recognized World Mental Health Day with a week of events to support and encourage employees to seek help if needed. All employees were encouraged to shut-down their computers, turn off cellphones and take vacation time away from work related activities and take time to connect with their families and speak to their children to ease their anxieties.
Future of Our Workplace
Our goal is to work together in our offices once again when we can do so safely. We want to maintain and promote our Everest culture, which is best achieved through in-person collaboration. At the same time, we want to promote the positives gained from the lessons learned and benefits shown from working remotely and providing greater flexibility for our employees and their families.
Everest is proud of the steps it has taken and will continue to take in support of our employees both in response to the Pandemic and otherwise. We are honored to receive the distinction in September 2020 of being named one of the 2020 Best Places to Work in Insurance by Business Insurance, which recognizes employers for their outstanding performance in establishing workplaces where employees can thrive, enjoy their work, and help companies grow.
Diversity, Equity and Inclusion
Our strength and success derive from our diversity, and we are at our best when we embrace diverse views and perspectives. Our Board is committed to diversity within its structure as well as emphasizing its importance in our senior executive leadership. We believe that diversity in gender, age, ethnicity and skill set allows for dynamic and evolving perspectives in governance, strategy, corporate responsibility, human rights and risk management. We have two highly respected women as members of our Board, one of whom serves as Chair of the Board’s key Underwriting Committee.
Proactive diversity recruitment is an integral aspect of succession planning at the executive level involving identifying and developing female and other minority leaders within the organization to assume more visible senior leadership roles. Our Talent Development team works with senior management to identify women and persons of color across the Company as potential leaders. These individuals are provided management and executive leadership training and education to enhance their skillsets and encourage promotions. Indeed, our executive officers are measured on their forward-thinking diversity initiatives as part of their annual performance evaluations. Such diversity at the most senior levels of our organization reflects our commitment to identify and develop highly qualified women and individuals of color to help lead our Company into the future.
Equality in opportunity, career development, compensation and respect for all individuals is a fundamental human right that is at the forefront of our culture and promoted not only within our workplace but also the global communities in which we operate. The events of 2020 highlighted the need to bring greater attention and awareness to social justice reforms across our Company and society. To that end, we announced a new Diversity, Equity and Inclusion (“DEI”) initiative. Our DEI initiative represents a long-term commitment to advancing an inclusive and diverse culture within our Company as well as encouraging and supporting our employees in bringing attention to human rights reform initiatives around the globe. As part of this initiative, and in an effort to bring greater awareness to the need of social justice reforms, our senior management team held a series of diversity “listening sessions” with employees in underrepresented groups including Black, African American, and Caribbean employees, and those of Black heritage. The listening sessions were expanded to sessions with female, Pan-Asian, Latinx/Latino and Hispanic, and LGBTQ+ employees. These sessions provided an opportunity for an honest and open dialogue with management about concrete ways in which the Company can execute on its commitment to
Proxy Statement 7

Executive Summary & ESG
diversity, equity and inclusion in the workplace and provided an opportunity to engage in robust dialogue about the employee experience at Everest. The turnout to these events by employees and senior management was highly successful, and the employee feedback has been incorporated into our short- and long-term DEI strategies.
Based in part on the feedback received during these listening sessions, the Company sponsored the formation of a Diversity, Equity and Inclusion Council. This Council is supported and mentored by a team of senior executives of the Company including our CEO, our Executive Vice President & Chief Human Resources Officer, and our Executive Vice President & General Counsel. The Council itself is composed of 15 employees from all levels who share their experiences and diverse views to develop ways to enhance the DEI culture across Everest. Membership on the Council is open to employees at every level of the Company who are dedicated to driving forward Everest’s DEI efforts. The Council works to help link Everest’s commitment to diversity with our overall business strategy, as well as advocate for, help execute on, and provide guidance and oversight on diversity efforts. The Council also works on Company-wide communication and facilitates opportunities for employees to network and exchange ideas about industry DEI practices. The Council partners with senior management and the Human Resources department to foster equitable employee development and career progression as well as diverse talent acquisition.
To raise awareness and ensure that a diverse group of voices is heard throughout Everest, the Council recommended the sponsorship of Employee Resource Groups (“ERGs”). ERGs provide fellowship, friendship and support to employees with similar cultural experiences. Participation in an ERG is open to all employees regardless of background to enhance career and personal development, exchange ideas and share cultural experiences and backgrounds to contribute to Everest’s vision and values. Initially, the Council formed two ERGs focusing on Everest’s African American and Black employees, as well as our LGBTQ+ employees.
A summary of just some of our recent DEI-related initiatives in 2020 include:
Executive Leadership Focus on DEI	Under our CEO Juan C. Andrade’s leadership, Everest’s executive management has placed DEI efforts as a critical focus of the Company’s path forward.
Listening Sessions	These well-attended sessions provided an opportunity for an honest dialogue with management about concrete ways the Company can improve on DEI matters in the workplace.
Formation of DEI Council	The Council is charged with helping lead Everest’s DEI initiatives going forward.
Employee Resource Groups
Focused associations that provide fellowship, friendship and support to employees with similar cultural experiences. Participation in our ERGs is open to all employees regardless of background to enhance career and personal development and exchange ideas and share experiences and backgrounds to contribute to Everest’s vision and values.

Talent Acquisition Efforts
We have established new partnerships with the National African American Insurance Association, International Association of Black Actuaries, Diversity and Inclusion Center for Equity (DICE), and Grace Hopper (women in tech). These partnerships facilitated our participation in virtual career fairs and annual events hosted by these organizations.
We enhanced our existing higher education partnerships to focus on diversity with four local universities near Everest’s U.S. headquarters (Rutgers University, Temple University, New Jersey Institute of Technology, and St. John’s University), as well as expand partnerships with Historically Black College and Universities including Johnson C. Smith University, Lincoln University, and Morgan State University.

Bias Awareness Training
Everest has partnered with Blue Ocean Brain, an on-demand learning resource that uses flexible and modern microlearning content focused on diversity, equity and inclusion topics, and curated specifically for executives, managers and individual contributors. Bias awareness training is mandatory for all employees and is integrated into our new manager training curriculum.

8 Everest Re Group, Ltd.

Executive Summary & ESG
Charitable Donations
The Company expanded its Company-wide matching gift program in June 2020 to support charities that support the fight against social injustice, inequality, racism, and discrimination, and in June 2020, Everest itself made a donation of $200,000 split between the NAACP and the Equal Justice Initiative.

Corporate Responsibility and Sustainability
We believe that our future is determined by actions taken today that go beyond just business strategy, but also encompass the values important to our employees and the communities in which we operate that define our corporate responsibility and maintain sustainability. Everest’s value commitments include: providing a diverse and inclusive work environment that offers employees the opportunity to further their development; supporting our communities through the donation of time and financial resources; working with our clients and customers toward finding environmentally sustainable solutions to the adverse impacts of climate change; and maintaining our integrity across all aspects of the Company.
Further details of our progress in the areas of diversity, gender pay equity, talent development, environmental, social and governance can be found in our Corporate Responsibility Report which we published in March 2020. We invite shareholders to carefully review the report which is available on the front page of the Company’s website under the “Corporate Responsibility” header at http://www.everestre.com and welcome feedback on our progress and the report. Our inaugural Corporate Responsibility Report was published under the Global Reporting Initiative (“GRI”) framework. In 2020, we supplemented the Report with additional disclosures compliant with the Sustainability Accounting Standards Board (“SASB”) standards, which may also be found in the same section of the Company’s website. Finally, for 2021, our Company will be expanding its climate related reporting framework to include disclosures under the Task Force on Climate-related Financial Disclosure (“TCFD”) set of guidelines.
Community Outreach & Volunteer Work
As responsible corporate citizens, we believe strongly in the importance of advocating for change, giving back to global communities and helping those less fortunate. Our mission is to support education, health, social and environmental issues that impact our neighbors. This is why we founded Everest Charitable Outreach (“ECO”) in 2017. Everest Charitable Outreach is a community service organization sponsored by the Company that coordinates employees to work with charities in the local communities where we operate. Through ECO, we partner with organizations that use their funds directly for their causes with limited overhead expense. We endeavor to assure that at least 80% of the Company’s financial donations to each of our partner organizations goes directly to the community endeavors being supported. But donation of time is more important to ECO than financial support.
The cornerstone of ECO’s community outreach efforts involves working closely with our local offices around the globe in developing programs encouraging active employee participation in a variety of events within their local communities and neighborhoods. In furtherance of this goal, and in spite of the challenges presented throughout the COVID-19 Pandemic, we were proud to see our employees take the initiative in committing thousands of hours in 2020 to support a range of charitable causes including a winter clothing drive where Everest employees donated bags full of winter clothing to benefit the homeless; participating in United Way’s Tools for School program by donating funds for school supplies to students in need; supporting Habitat for Humanity; participating in a Valentine’s day lunch for veterans; volunteering at a local farm near the Everest U.S. headquarters picking produce to bring to local food pantries; and an “Everest Walking Challenge,” where 320 employees counted steps per day for charity, and the winning team earned the opportunity to select multiple charitable organizations which received a total of $50,000 on behalf of Everest. The Everest Insurance® Transactional Risk team partnered with some of our clients and the Mergers and Acquisitions underwriting community to help raise funds for the Memorial Sloan Kettering Cancer Center in support of a cure for rare cancers at a local Cycle for Survival event.
Due to limitations on in-person efforts as a result of COVID-19 Pandemic, Everest ran a Company-wide matching gift campaign in 2020 for charities directly assisting with pandemic relief (e.g., hospitals, health care workers, first responders, food banks, and similar organizations). Everest also supported charities that support the fight against social injustice, inequality, racism and discrimination.
Proxy Statement 9

Executive Summary & ESG

Among some of the more notable examples of our employees going above and beyond to support our communities in response to the Pandemic was Bianca Armand. Bianca, a member of the National Guard, was called to help construct an emergency Field Medical Station at the Meadowlands Exposition Center in New Jersey. As a result of her efforts, hundreds of COVID-19 patients were provided a place to recover when hospitals were at capacity.
Early in the Pandemic Sanjoy Mukherjee, Executive Vice President and General Counsel, did his part to help support the doctors, nurses and other heroes risking their lives to deal with the crisis. A pilot with 30 years of flying experience, he used his personal homebuilt airplane to fly between several states to transport PPE including masks, gloves, face shields, gowns and other equipment to hospitals along the East Coast where such equipment was unavailable or in short supply. He and a group of volunteer private pilots flew several such missions on their own time in a small gesture to help their communities in any way during such unprecedented times.
Climate Change and Environmental Conscience
Policy
As a global (re)insurance organization, our business involves protecting our customers through insurance and reinsurance from the impact of natural catastrophes, including large scale weather events. Insured losses from natural catastrophes have steadily increased on average for the last two decades, due in large part to human population growth, urbanization, economic development and a higher concentration of assets in exposed areas, and these losses will be further aggravated by the human impact on climate change. There is also a trend of increasing losses from secondary perils from localized small and/or mid-sized events.
Climate change is a real and persistent threat. We recognize the global impact of climate change on extreme natural perils and the fact that insurance is a critical risk transfer component for economic and social recovery from the effects of extreme natural catastrophe events. The rise in air and sea temperatures is contributing to the increase in both frequency and intensity of extreme weather events. These events can become catastrophic for people all around the globe. The devastation caused by disasters like floods, droughts, wildfires, and hurricanes is getting more and more severe as the global climate continues to change.
We have an opportunity and the responsibility to manage a risk environment made volatile by global climate change. We recognize that insured losses due to extreme weather events are increasing over time, and that as climate change worsens, these losses will continue to grow. This is why we have developed a data-driven approach to responding to these risks in all aspects of our business, from modelling, to actuarial to underwriting, and can draw upon not only industry sources of data but also data and information from our own extensive claims and underwriting portfolios given Everest’s 48-plus years of operating history as a global insurance and reinsurance organization. Our pricing and exposure models strive to quantify the human impact on global warming and climate change to better allow us to price the risk products we sell and how we deploy our risk capital.
We are committed to providing solutions that help our clients manage the impact of their business on the environment, and mitigate financial risk associated with exposure to climate change. However, while the benefit of risk transfer through insurance on the global economy is paramount in helping families and entire communities rebuild homes and businesses and keep people working, we also seek to influence change in behavior to improve the environment and mitigate the human impact on climate change. To that end, our risk portfolios are expanding to provide broad insurance and reinsurance protection for renewable energy programs and environmentally sound private and public construction projects, At the same time, we look to reduce our capacity and exposure to regions more susceptible to increased severity of climate change, thereby, proactively curbing the expansion of human activity into environmentally sensitive locations.
We also continue to monitor, control and reduce where possible our own ecological impact, while at the same time, remaining pro-active and forward-looking in preserving our sustainability in a changing climate and weather environment. Among our goals as a Company is to achieve a zero emissions workplace across all of our offices by 2050.
Finally, as noted below, Everest is a signatory to the Principles for Responsible Investment and has supported a policy in place since late 2019 by Everest’s fixed income manager, which manages a majority of Everest’s assets under management, to restrict any further purchases of bonds issued by companies that derive 25 percent or more of their revenue from coal. We have reduced the coal exposure in our investment portfolio and insurance premium income derived from coal-related business significantly since 2019.
10 Everest Re Group, Ltd.

Executive Summary & ESG
Memberships and Affiliations
The Company is active in various affiliations and memberships to help carry out its environmental policy. For example, Everest has been a long-time active and contributing member of the Reinsurance Association of America (“RAA”), whose advocacy work includes efforts to identify ways the (re)insurance sector can minimize the effects of climate change along with a commitment to work with policymakers, regulators, and the scientific, academic and business communities to assist in promoting awareness and understanding of the risks associated with climate change. The Company’s participation in the RAA includes membership on the RAA’s Extreme Events Committee that focuses on catastrophe modeling improvements to reflect climate change. The RAA’s statement on climate change policy is located at www.reinsurance.org/Advocacy/RAA_Policy_Statements. Finally, Everest is also a signatory to the United Nations’ supported Principles for Responsible Investment and has been incorporating Environmental, Social and Governance (“ESG”) principles into our investment guidelines and decisions in accordance with UN-PRI Principles. The UN-PRI is the world’s leading proponent of responsible investment, with over 3,000 signatories representing more than US$103 trillion in assets under management. The UN-PRI defines responsible investment as a strategy and practice to incorporate ESG factors into investment decisions and active ownership.
Risk Management Profile
We also strive to incorporate environmental risks, to the extent they can be quantified, into our risk management profile. We have a highly developed Enterprise Risk Management (“ERM”) practice that identifies key risks to which the Company is exposed and establishes tolerance levels and mitigation strategies to preserve the sustainability of our business. Environmental risks, including those directly related to climate change, feature prominently in the Company’s ERM goals. Standard & Poor’s (“S&P”) rating of the Company’s ERM process as “Robust” in its December 2020 report places the Company among the top ratings of Bermuda and North American (re)insurers. The S&P report notes that Everest has “demonstrated a strong commitment to enhancing its ERM framework and has consistently managed to risk-adjusted return metrics.”
Operations
While Everest, as a (re)insurance organization, has a modest ecological footprint, the Company nonetheless strives to maintain an environmental conscience in its operations as part of its stance toward environmental policy. For instance, in light of expanding office space requirements occasioned by growth, Everest is focused on office properties that exhibit positive environmental features. This includes Everest’s core locations where a majority of employees are located, such as:
•
Our new and recently opened U.S. operational headquarters in New Jersey which is on track for LEED Silver certification and contains such features as a green roof, charging stations for electric vehicles, workspaces that maximize the use of natural light and various other sustainable and energy-saving features;

•	Our Bermuda headquarters building that incorporates such features as double glazed solar controlled glass, air conditioning which is water cooled using sea water, and energy-conserving lighting; and
•	Our New York City office building, where Everest is now a major tenant following recent employee and business expansion, which is LEED Gold and Energy Star certified.
Everest also promotes flex hours and a work-from-home policy to help reduce traffic congestion at any given office location at any given point in time. We also incorporate a paperless claims processing system designed to significantly reduce the need for printing hard copies of claims files.
We are also proud that in June 2020, Everest received the United Way of Northern New Jersey Impact Award for its recently opened U.S. headquarters, which is given for a real estate project considered to have had the most positive impact in northern New Jersey during the past year.
Proxy Statement 11

Executive Summary & ESG

Underwriting and Environmental Solutions & Practices
The Company continuously researches external and internal data to assess and refine our pricing, modeling, and underwriting practices related to climate risks. We recognize that over an extended period of time, sustained shifts in atmospheric and climate dynamics could give rise to increased probability and severity of extreme events. To meet this challenge, our underwriting, actuarial, ERM, claims and catastrophe modeling teams work in unison to research and analyze external raw climate and meteorological data in conjunction with our internal claims and loss information data to assess geographical impacts of climate change in order to develop predictive analytics models to improve pricing, product development and claims management. In order to timely respond to changing circumstances in this area that may impact areas of Everest’s business and continually ensure that the Company’s senior executive management and Board are up-to-date, our climate risk monitoring structure promotes identification and reporting of climate risks throughout the year as shown in the chart to the right.
Everest has also been at the forefront in continuing to develop advanced insurance solutions and products related to environmental risk for our clients, including coverages for specialized environmental contractors as well as industrial and commercial component manufacturers. Our loss control teams work with our clients and policyholders in these industries developing and implementing loss prevention practices and workplaces that not only promote worker safety at our clients’ facilities, but integrate the latest environmentally sustaining materials and practices at their locations. In recent years, Everest has also been an increasingly active supporter of renewable energy transactions through structured credit insurance, including wind farm projects, in various locations around in the world.
Shareholder Feedback
As part of our governance practices, we annually reach out to our top 10 to 20 institutional investors to gauge emerging best practices themes in governance and shareholder values. Because of the practical limitations in meeting with all of our shareholders, we augment such outreach with publications, seminars and other materials in order to continually assess our governance standards. Based on the feedback of our shareholders, the Board took the following key actions effective January 1, 2020:
•	Effective January 1, 2020, the Board implemented a cap on non-employee director compensation to $450,000.
•	The Board expanded its climate change initiatives and policy and integrated climate change risk within its risk management oversight and the Company’s sustainability report.
Highlights of our corporate governance and compensation best practices include:
Governance Profile Best Practice		Company Practice
✔	Size of Board	9
✔	Number of Independent Directors	7
✔	Board Independence Standards	The Board has adopted director independence standards stricter than the listing standards of the NYSE
✔	Director Independence on Key Committees	The Board’s Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors
✔	Separate Chairman and CEO	Yes
✔	Independent Lead Director	Yes
✔	Annual Election of All Directors	Yes
✔	Majority Voting for Directors	Yes
✔	Board Meeting Attendance	Each director or appointed alternate director attended 100% of Board meetings in 2020

12 Everest Re Group, Ltd.

Executive Summary & ESG

✔	Annual General Meeting Attendance	Director attendance expected at Annual General Meeting per Governance Guidelines, and 100% of directors attended the 2020 Annual General Meeting
✔	No Over-Boarding	Directors are prohibited from sitting on the boards of competitors
✔	Regular Executive Sessions of Non-Management Directors	Yes
✔	Shareholder Access	No minimum share ownership or holding thresholds necessary to nominate qualified director to Board
✔	Policy Prohibiting Insider Pledging or Hedging of Company’s Stock	Yes
✔	Annual Equity Grant to Non-Employee Directors	Yes
✔	Annual Board and Individual Director Performance Evaluations	Yes
✔	Clawback Policy
Clawback Policy covering current and former employees, including Named Executive Officers, providing for forfeiture and repayment of any incentive based compensation granted or paid to an individual during the period in which he or she engaged in material willful misconduct including but not limited to fraudulent misconduct

✔	Code of Business Conduct and Ethics for Directors and Executive Officers	Yes
✔	No Separate Change in Control Agreement for the CEO	CEO participates in the Senior Executive Change in Control Plan (“CIC Plan”) along with the other NEOs
✔	No Automatic Accelerated Vesting of Equity Awards	Accelerated equity vesting provisions are not and will not be incorporated in the employment agreements of any Named Executive Officer
✔	Double Trigger for Change-in-Control	Yes
✔	No Excise Tax Assistance	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
✔	Say on Pay Frequency	Say on Pay Advisory Vote considered by Shareholders annually
✔	No Re-pricing of Options and SARs	The Board adheres to a strict policy of no re-pricing of Options and SARs
✔	Minimum Vesting Period of Options and Restricted Shares
Minimum 1-year vesting period for equity awards
However, the Board has always instituted a 5-year vesting period for equity awards to executive officers except for performance shares which must meet key performance metrics over the course of 3 years prior to settlement
3-year vesting period for equity awards to Directors

✔	Share Recycling	No liberal share recycling
✔	Stock Ownership Guidelines for Executive Officers	Six times base salary for CEO; three times base salary for other Named Executive Officers
✔	Stock Ownership Guidelines for Non-Management Directors	Six times annual retainer
✔	Use of Performance Shares as Element of Long-Term Incentive Compensation	Yes

Proxy Statement 13

Executive Summary & ESG
Voting Matters and Board’s Voting Recommendations
Proposal	Board’s Voting Recommendations	Page
Election of Director Nominees (Proposal 1)	FOR ALL DIRECTOR NOMINEES	15
Appointment of PricewaterhouseCoopers LLP as Company Auditor (Proposal 2)	FOR	90
Non-Binding Advisory Vote on Executive Compensation (Proposal 3)	FOR	91

14 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.
At the 2021 Annual General Meeting, the nominees for director positions are to be elected to serve until the 2022 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director’s office is otherwise vacated. At its regularly scheduled meeting on February 23, 2021, the Nominating and Governance Committee recommended to the Board the nominations of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber, all of whom are currently directors of the Company. The Board accepted the Nominating and Governance Committee recommendations, and each nominee accepted his or her nomination. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director or any nominee for election as a director, and any other person pursuant to which such person was selected as a director or nominee.
Important Factors in Assessing Board Composition
The Nominating and Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience, skills, and judgment that is committed to representing the long-term interests of our shareholders. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s character, independence, leadership, financial literacy, personal and professional accomplishments, industry knowledge and experience.
For incumbent directors, the factors also include attendance and past performance on the Board and its committees. Each director nominee has a demonstrated record of accomplishment in areas relevant to the Company’s business and qualifications that contribute to the Board’s ability to effectively function in its oversight role.
The Nominating and Governance Committee seeks current and potential directors who will collectively bring to the Board a variety of skills, including:
•	Leadership: Demonstrated ability to hold significant leadership positions and effectively manage complex organizations is important to evaluating and developing key management talent.
•	Insurance and/or Reinsurance Industry Experience: Experience in the insurance and/or reinsurance markets is critical to strategic planning and oversight of our business operations.
•
Risk Management: Experience in identifying, assessing and managing risks is critical to oversight of current and emerging organizational and systemic risks in order to inform and adapt the Company’s strategic planning.

•
Regulatory: Understanding of the laws and regulations that impact our heavily regulated industry, as well as understanding the impact of government actions and public policy. Both areas are important to oversight of insurance operations.

•
Finance and Accounting: Financial experience and literacy are essential for understanding and overseeing our financial reporting, investment performance and internal controls to ensure transparency and accuracy.

•	Corporate Governance: Understanding of corporate governance matters is essential to ensuring effective governance of the Company and protecting shareholder interests.
•
Business Operations: A practical understanding of developing, implementing and assessing our business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our operating plan, risk management and long-term sustainability strategy.
Proxy Statement 15

Proposal No. 1 - Election of Directors

•
Information Technology/Cybersecurity: A practical understanding of information systems and technology use in our business operations and processes, as well as a recognition of the risk management aspects of cyber risks and cyber security.

•	International: Experience and knowledge of global insurance and financial markets is especially important in understanding and reviewing our business and strategy.
In addition to evaluating a candidate’s technical skills relevant to the success of a large, publicly traded company in today’s business environment, our Board considers additional intangible factors including an understanding of our business and technology; education and professional background; and geographic, gender, age and ethnic diversity. Each director must demonstrate critical thinking, clear business ethics, an appreciation for diversity and commitment to sustainability. The Nominating and Governance Committee’s objective is to recommend a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives.
16 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
Information Concerning Director Nominees
Each nominee’s biography below includes a summary of the key skills and experience of such nominee that contribute to the director’s ability to effectively oversee the Company and act in the long-term best interests of shareholders.
JOHN J. AMORE
Age: 72 Director Since: September 19, 2012 Independent Committees: • Audit • Compensation (Chair) • Nominating and Governance • Underwriting
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Corporate Governance
•	Business Operations
•	International
•	Risk Management
•	Claims
Background:
Mr. Amore retired as a member of the Group Executive Committee of Zurich Financial Services Group, now known as Zurich Insurance Group, Ltd., in 2010, for which he continued to act as a consultant through 2012. From 2004 through 2010, he served as CEO of the Global General Insurance business segment after having served as CEO of the Zurich North America Corporate business division from 2001 through 2004. He became CEO of Zurich U.S. in 2000, having previously served as CEO of the Zurich U.S. Specialties business unit. Before joining Zurich in 1992, he was vice chairman of Commerce and Industry Insurance Company, a subsidiary of American International Group, Inc. (“AIG”). Mr. Amore served as a delegate for the Geneva Association, and is an Overseer Emeritus of the Board of Overseers for the School of Risk Management, Insurance and Actuarial Science at St. John’s University in New York, a member of the Board of Directors of the W. F. Casey Foundation, Brooklyn, New York and a member of the Board of Trustees and Finance, Audit and Investment Committees of Embry-Riddle Aeronautical University.
Proxy Statement 17

Proposal No. 1 - Election of Directors
JUAN C. ANDRADE, CEO & PRESIDENT
Age: 55 Director Since: February 26, 2020 Non-Independent Committees: • Investment Policy • Underwriting • Executive
Qualifications and Skills:
•	Executive Leadership	•	Corporate Governance
•	Insurance/Reinsurance Industry Experience	•	International
•	Finance and Accounting	•	Risk Management
•	Business Operations	•	Regulatory
•	Mergers and Acquisitions	•	Claims
•	Marketing and Branding
Background:
Mr. Andrade became Chief Executive Officer and President of the Company, Everest Re, Everest Global Services, Inc. (“Everest Global”) and Everest Holdings on January 1, 2020. Mr. Andrade also serves as Chairman of the Board of Bermuda Re and International Re. He is also a director of Everest Holdings, Everest Global and Everest Re Advisors, Ltd (“Everest Re Advisors”), as well as Chairman of the Board and President of Mt. Whitney Securities, LLC (“Mt. Whitney”).
Prior to joining the Company, Mr. Andrade was Executive Vice President at Chubb Group, Ltd. (“Chubb”), and President of Chubb Overseas General Insurance from 2010 to 2019. At Chubb, Mr. Andrade was responsible for the company’s general insurance business in over 50 countries outside North America, including commercial P&C, traditional and specialty personal lines, and accident and health insurance. Prior to ACE’s acquisition of Chubb in 2016, he was also Executive Vice President of ACE, and Chief Operating Officer for ACE Overseas General, with responsibilities both in the United States and international. From 2006 to 2010, he served as President and Chief Operating Officer, P&C and President, Commercial Markets at The Hartford Financial Services Group. From 1996 to 2005, he held senior management positions with The Progressive Corporation.
18 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors

WILLIAM GALTNEY, INDEPENDENT LEAD DIRECTOR
Age: 68 Director Since: March 12, 1996 Independent Committees: • Audit • Compensation • Executive • Nominating and Governance (Chair) • Underwriting
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
•	Claims
•	Marketing and Branding
Background:
Mr. Galtney served as a director of Everest Re from March 1996 to February 2000. Thereafter he became a director of the Company upon the restructuring of Everest Holdings. Since April 1, 2005 he has been President and CEO of Galtney Group, Inc. Prior thereto, he was President (from June 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”). From 1983 until its acquisition by Gallagher in June 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc.
Proxy Statement 19

Proposal No. 1 - Election of Directors
JOHN A. GRAF
Age: 61 Director Since: May 18, 2016 Independent Committees: • Audit • Compensation • Nominating and Governance • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Risk Management
•	Finance and Accounting
•	Investments
•	International
•	Business Operations
•	Regulatory
Background:
Mr. Graf serves as the Non-Executive Vice Chairman of Global Atlantic Financial Group (“Global Atlantic”) and joined the Board of Directors upon Global Atlantic’s acquisition of Forethought Financial Group (“Forethought Financial”) in 2014. He served as Chairman and CEO of Forethought Financial from 2006 to 2014. He serves on the Audit, Risk and Compliance Committees of Global Atlantic. Until December 2015, he served as a non-executive director of QBE Insurance Group Limited where he chaired the Investment and Personnel Committees. In 2005, he served as Chairman, CEO and President of AXA Financial, Inc. where he also served as Vice Chairman of the Board and President and Chief Operating Officer of its subsidiaries, AXA Equitable Life Insurance Company and MONY Life Insurance Company. From 2001 through 2004 he was the Executive Vice President of Retirement Savings, AIG as well as serving as Vice Chairman and member of the Board of Directors of AIG SunAmerica following AIG’s acquisition of American General Corporation in 2001, where he served as Vice-Chairman.
20 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
MERYL HARTZBAND
Age: 66 Director Since: May 23, 2019 Independent Committees: • Audit • Compensation • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
Background:
Ms. Hartzband retired in 2015 as a founding partner of Stone Point Capital, where she also served as the firm’s Chief Investment Officer. Additionally, from 1982 to 1999, she served as Managing Director at J.P. Morgan & Co., specializing in private equity investments in the financial services industry. She currently serves on the Board of Directors at Greenhill & Co. and Conning Holdings Ltd. She has previously been a director at The Navigators Group, Inc., Travelers Property Casualty Corp., AXIS Capital Holdings Limited, ACE Limited, and numerous portfolio companies of Stone Point.
Proxy Statement 21

Proposal No. 1 - Election of Directors
GERRI LOSQUADRO
Age: 70 Director Since: May 14, 2014 Independent Committees: • Audit • Compensation • Nominating and Governance • Underwriting (Chair)
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Risk Management
•	Business Operations
•	International
•	Information Technology/Cyber Security
•	Claims
Background:
Ms. Losquadro retired in 2012 as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies, Inc. (“MMC”) and served on the MMC Global Operating Committee. Prior to becoming a senior executive at MMC, Ms. Losquadro was a Managing Director and senior executive at Guy Carpenter responsible for brokerage of global reinsurance programs including all insurance lines and treaty and facultative and development and execution of Guy Carpenter’s account management program. From 1986 to 1992, Ms. Losquadro held senior leadership positions at AIG’s American Home Insurance Company and AIG Risk Management. From 1982 to 1986, she served as Manager of Special Accounts of Zurich Insurance Group.
22 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
ROGER M. SINGER
Age: 74 Director Since: February 24, 2010 Independent Committees: • Audit (Chair) • Compensation • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Regulatory
•	International
•	Legal
•	Mergers & Acquisitions
Background:
Mr. Singer was elected as director of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”) and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Mr. Singer, currently retired, was the Senior Vice President, General Counsel and Secretary to OneBeacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessors, CGU Corporation and Commercial Union Corporation, from August of 1989 through December 2005. He continued to serve as director and consultant to OneBeacon Insurance Group LLC and its twelve subsidiary insurance companies through 2006. Mr. Singer served with the Commonwealth of Massachusetts as the Commissioner of Insurance from July 1987 through July 1989 and as First Deputy Commissioner of Insurance from February 1985 through July 1987. He has also held various positions in state and federal government, including Assistant Secretary, Office of Consumer Affairs and Business Regulation, Commonwealth of Massachusetts, Assistant Attorney General, Office of the Massachusetts Attorney General and Staff Attorney, Federal Trade Commission.
Proxy Statement 23

Proposal No. 1 - Election of Directors
JOSEPH V. TARANTO, CHAIRMAN
Age: 72 Director Since: March 12, 1996 Non-Independent Committees: • Executive • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Corporate Governance
•	Finance and Accounting
•	Mergers & Acquisitions
•	Investments
•	Regulatory
•	International
•	Risk Management
•	Marketing and Branding
Background:
Mr. Taranto is a director and Chairman of the Board of the Company, as well as a part-time, non-executive employee of the Company’s affiliate, Everest Global, as of January 1, 2020. He retired on December 31, 2013 as Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Board of Everest Holdings and Everest Re, in which capacity he had served since October 17, 1994. On February 24, 2000, he became Chairman of the Board and Chief Executive Officer of the Company upon the restructuring of Everest Holdings. Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.). Mr. Taranto was selected to serve on the Board because of his considerable experience as CEO of publicly traded international insurance and reinsurance companies, intimate knowledge of the Company’s operations and significant insight into the insurance and reinsurance markets.
24 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
JOHN WEBER
Age: 76 Director Since: May 22, 2003 Independent Committees: • Audit • Compensation • Executive • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Finance and Accounting
•	Investments
•	International
•	Mergers & Acquisitions
•	Corporate Governance
•	Risk Management
Background:
Mr. Weber was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership. From 1990 through 2002, Mr. Weber was affiliated with OneBeacon Insurance Group LLC and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of the OneBeacon insurance companies and the President and CEO of OneBeacon Asset Management, Inc. (formerly CGU Asset Management, Inc.) with overall responsibility for the North American investment activities of the CGU companies (now Aviva plc). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life & Accident Insurance Company and a director of Provident National, and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company (“State House”) (a pension and mutual fund pension advisor), eventually serving as Senior Vice President of Connecticut Mutual and President and CEO of State House.
Proxy Statement 25

Proposal No. 1 - Election of Directors
Information Concerning Executive Officers
The following information has been furnished by the Company’s Named Executive Officers who are not also director nominees.3 Executive officers are elected by the Board following each Annual General Meeting and serve at the pleasure of the Board.
MARK KOCIANCIC
Age: 51
Mr. Kociancic is the Executive Vice President and Chief Financial Officer of the Company. He is also a Director and Executive Vice President of Everest Denali Insurance Company (“Everest Denali”), Everest Indemnity Insurance Company (“Everest Indemnity”), Everest National Insurance Company (“Everest National”), Everest Premier Insurance Company (“Everest Premier”), and Everest Security Company (“Everest Security”). Mr. Kociancic also serves as a director of International Re and Bermuda Re, and as a Director, Executive Vice President, Chief Financial Officer, and Treasurer of Everest Re. He joined the Company on October 12, 2020, from SCOR, where he most recently served as Group Chief Financial Officer since 2013. He had previously served in various senior executive roles with SCOR’s U.S. operations beginning in 2006, prior to being named Group Deputy Chief Financial Officer in 2012 and then Group Chief Financial Officer. He holds a CPA designation from the Canadian Institute of Chartered Accountants and a CFA designation from the Chartered Financial Analysts Institute.

3 Biographies are not being provided for Messrs. Howie and Zaffino, who both are no longer employed with the Company.

26 Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors
JOHN DOUCETTE
Age: 55
Mr. Doucette is the President and CEO of the Reinsurance Division with oversight of all Reinsurance Operations worldwide. He formerly served as the Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance for the Company, Everest Re, and Everest National. He became the Chief Underwriting Officer of the Company and Everest Re in 2012, after having assumed the title of Chief Underwriting Officer for Worldwide Reinsurance for those companies in 2011. In 2016, he became a director of International Re and in 2013 he became a director of Mt. Logan. Since 2011, he has served as a director of Bermuda Re and Everest Re. Upon joining the Company in 2008, he became Executive Vice President of the Company, Everest Global, and Everest Re.
Prior to joining the Company, Mr. Doucette worked at Max Capital Group Ltd. (formerly Max Re Capital Ltd.) (“Max Capital”) from 2000 to 2008, serving in various capacities including President and Chief Underwriting Officer of the P&C Reinsurance division of Max Capital, where he was responsible for new products and geographic expansion. Prior to that, he was an Associate Director at Swiss Re New Markets, a division of Swiss Reinsurance Company, between 1997 and 2000, where he held various pricing, structuring and underwriting roles in connection with alternative risk transfer and structured products. He was an actuarial consultant at Tillinghast from 1989 to 1997.
Mr. Doucette graduated with a Bachelor of Science degree in Statistics and Biometry from Cornell University. He is a Fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.
Proxy Statement 27

Proposal No. 1 - Election of Directors
SANJOY MUKHERJEE
Age: 54
Mr. Mukherjee is the Executive Vice President, Secretary and General Counsel of the Company. Since 2006, he has served as Secretary, General Counsel and Chief Compliance Officer of the Company, Everest Global, Everest Holdings and Everest Re, also serving as a director of the latter two. From 2016 to 2020, he served as Managing Director and CEO of Bermuda Re, and still serves as a director. During 2016, he became a director of Everest Premier and Everest Denali. In 2015, he became a director, Chairman and CEO of Preferred Holdings and Bermuda Holdings, a director of Everest Service Company (UK), Ltd., Everest Corporate Member, Ltd. and International Assurance. During 2013, he became a director of Mt. Logan and SIG and Secretary and General Counsel of SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC. From 2009 to 2015, he served as Secretary of Everest Reinsurance Company (Ireland), dac (“Ireland Re”) and Everest Underwriting Group (Ireland) Limited (“Ireland Underwriting”), where he continues to serve as director. Between 2011 and 2016, Mr. Mukherjee served as a director, Secretary and General Counsel of Heartland. Since 2005, he has served as General Counsel of Everest National and Mt. McKinley Managers, L.L.C., a director and Secretary of Everest National, Everest Indemnity and Everest Security, and as Secretary of Everest Canada until 2015. Since 2008, he has been Secretary and a director of Mt. Whitney. He became a Vice President of Mt. McKinley Insurance Co., (“Mt. McKinley”) in 2002, where he also served as a director from 2011, until Mt. McKinley’s sale in 2015. In 2017, he became a director of Everest Dublin Insurance Holdings Limited.
Prior to joining the Company in 2000 as Associate General Counsel, Mr. Mukherjee developed an array of experience in the insurance and reinsurance industries including legal, claims management, contract wording, accounting and finance, regulatory compliance, and risk management. From 1994 to 2000, he was engaged in the private practice of law as a commercial litigator and corporate attorney specializing in the insurance and reinsurance industries. Prior to receiving his law license, Mr. Mukherjee was a Senior Consultant with Andersen Consulting (n/k/a Accenture) specializing in the manufacturing and financial services industries and an auditor with the public accounting firm of Touche Ross.
28 Everest Re Group, Ltd.

The Board of Directors and its Committees
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors
	John J. Amore	Juan C. Andrade	William F. Galtney, Jr.	John A. Graf	Meryl Hartzband	Gerri Losquadro	Roger M. Singer	Joseph V. Taranto	John A. Weber
Skills & Experience
Executive Leadership	X	X	X	X	X	X	X	X	X
Insurance Industry Experience	X	X	X	X	X	X	X	X	X
Reinsurance Industry Experience	X	X	X	X	X	X	X	X	X
Claims	X	X	X			X
Risk Management	X	X	X	X	X	X		X	X
Regulatory		X		X			X	X
Finance/Capital Management and Accounting	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X
Business Operations	X	X	X	X	X	X	X	X
International	X	X	X	X	X	X	X
Investments			X	X	X			X	X
Merger & Acquisition		X	X		X		X	X	X
Information Technology/Cyber Security						X
Legal							X
Marketing & Branding		X	X					X

The Company’s commitment to strong corporate governance helps us compete effectively, sustain our success over dynamic economic cycles and build long-term shareholder value.
Role of the Board
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses. In addition, as noted above, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance issues and improvements.
Proxy Statement 29

The Board of Directors and its Committees
Board Committees and Their Roles
The Board conducts its business through its meetings and meetings of its committees. The Board currently maintains Audit, Nominating and Governance, Compensation, Executive, Investment Policy and Underwriting Committees. NYSE listing standards require that the Audit, Compensation Committee and Nominating and Corporate Governance committees are each entirely composed of independent directors with written charters addressing such committee’s purpose and responsibilities and that the performance of such committees be evaluated annually.
•	Audit Committee
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, enterprise risk management, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function.
•	Nominating and Governance
The Nominating and Governance Committee is charged with annually determining the appropriate size of the Board, identifying individuals qualified to become new Board members consistent with the criteria adopted by the Board in the Corporate Governance Guidelines, recommending to the Board the director nominees for the next annual meeting of shareholders, annually evaluating and recommending to the Board any appropriate changes to the Corporate Governance Guidelines and overseeing environmental and social governance issues. The Nominating and Governance Committee also reviews Board governance standards to ensure that our Board standards continue to reflect the best practices insisted upon by our shareholders.
•	Compensation Committee
The Compensation Committee is primarily responsible for discharging the Board’s responsibilities relating to compensation of the Company’s officers at the level of Senior Vice President and above, as well as the Comptroller, Treasurer, Secretary, and the Chief Internal Audit Officer, reviewing the Compensation Discussion and Analysis with management and evaluating whether compensation arrangements create risks to the Company.
•	Executive Committee
The Executive Committee was created to engage in special projects at the behest of the full Board as well as serve as the Board’s representative delegee on emergent matters when a full convening of the Board is impractical.
•	Investment Policy Committee
The Investment Policy Committee oversees asset allocation and manager selection as well as the overall risk profile of the Company’s portfolio.
•	Underwriting Committee
The Underwriting Committee was created to foster robust discussion among executives and directors on complex underwriting opportunities, strategy, product development, loss mitigation and hedging strategies and the risks presented.
The Board operates its Committees in a collaborative fashion, with meetings of each Committee being open to informational attendance by non-committee Board members and executives. This fosters rigorous discussion, cross-committee information sharing and risk identification, and allows for better informed oversight.
30 Everest Re Group, Ltd.

The Board of Directors and its Committees

MEMBERSHIP ON BOARD COMMITTEES
Name	Audit	Compensation	Executive	Investment Policy	Nominating and Governance	Underwriting Committee	Independent
John J. Amore	X	Chair			X	X	X
Juan C. Andrade			X	X		X
William F. Galtney, Jr.	X	X	X		Chair	X	X
John A. Graf	X	X		X	X		X
Meryl Hartzband	X	X		X	X		X
Gerri Losquadro	X	X			X	Chair	X
Roger M. Singer	Chair	X			X		X
Joseph V. Taranto			X	X
John A. Weber	X	X	X	X	X		X
Meetings	4	4	0	4	4	4

Four formal meetings of the Board were held in 2020. Each applicable director attended 100% of the total number of meetings of the Board and meetings of all committees of the Board on which the director served either in person or through an alternate director appointment as permitted by the Bye-laws and the Bermuda Companies Act 1981. The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines. All applicable directors attended the 2020 Annual General Meeting of Shareholders.
Director Independence
Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards. No director shall be deemed to be “independent” unless the Board shall have affirmatively determined that no material relationship exists between such director and the Company other than the director’s service as a member of our Board or any Board committee. In addition, the following enhanced criteria apply to determine independence:
•	no director who is an employee, or whose immediate family member is an executive officer of the Company, is deemed independent until three years after the end of such employment relationship;
•	no director is independent who:
(i)	is a current partner or employee of a firm that is the Company’s internal or external auditor;
(ii)	has an immediate family member who is a current partner of such firm;
(iii)	has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or
(iv)	was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;
•
no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•
no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single year, exceeds $10,000 is deemed independent;

Proxy Statement 31

The Board of Directors and its Committees

•	no director who has a personal services contract with the Company, or any member of the Company’s senior management, is independent;
•	no director who is affiliated with a not-for-profit entity that receives significant contributions from the Company is independent; and
•	no director who is employed by a public company at which an executive officer of the Company serves as a director is independent.
Enhanced Audit Committee Independence Requirements
The members of our Audit Committee must meet the following additional independence requirements:
•
no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee or as an independent subsidiary director; and

•
no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, or as an independent subsidiary director, and fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company (provided such compensation is not contingent in any way on continued service).

Enhanced Compensation Committee Independence Requirements
The members of our Compensation Committee must meet the following additional independence requirements:
•	no director shall be considered independent who:
(i)
is currently an officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the Company or a subsidiary of the Company, or otherwise employed by the Company or subsidiary of the Company;

(ii)
receives compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or

(iii)	possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.
In assessing the independence of members of the Compensation Committee the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to such member’s ability to be independent from management in connection with his or her duties, including but not limited to (i) the source of his or her compensation, including any consulting, advisory, or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
32 Everest Re Group, Ltd.

The Board of Directors and its Committees
Independence Determination
Our Board has affirmatively determined that Mses. Losquadro and Hartzband and Messrs. Amore, Galtney, Graf, Singer and Weber each meet the criteria for independence for Board members set forth above. Moreover, all members of the Audit Committee and Compensation Committee meet the further requirements for independence set forth above with respect to those committees.
The Board considered whether these directors had any material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his or her independence. The Board based its determination on personal discussions with the directors and a review of each director’s responses to an annual questionnaire regarding employment, compensation history, affiliations and family and other relationships. The questionnaire responses form the basis for reviewing a director’s financial transactions involving the Company that is disclosed by a director, regardless of the amount in question. This annual review is performed in compliance with the Company’s Bye-laws and the Bermuda Companies Act 1981 and the results are approved by resolution of the Board of Directors. Directors are also subject to the Company’s Ethics Guidelines which require full and timely disclosure to the Company of any situation that may result in a conflict or appearance of a conflict.
Additionally, in accordance with our Corporate Governance Guidelines and the disclosure requirement set forth in Bye-law 21(b) of the Company’s Bye-laws (which in turn requires compliance with the Bermuda Companies Act 1981), each director must disclose to the other directors any potential conflicts of interest he may have with respect to any matter under discussion. If a director is disqualified by the Chairman because of a conflict, he must refrain from voting on a matter in which he may have a material interest.
Proxy Statement 33

Board Structure and Risk Oversight
BOARD STRUCTURE AND RISK OVERSIGHT

Board Diversity
Our Board believes that it is essential that directors represent diverse perspectives, skills and experience. The objective of the Nominating and Governance Committee is to recommend a slate of candidates that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment honed by diverse experiences and perspectives. When evaluating the qualifications, experiences and backgrounds of director candidates, the Board reviews and discusses many aspects of diversity such as gender, age, ethnicity, education, professional experience, personal accomplishment and differences in viewpoints and skills. Director recruitment efforts include these factors, and the Board strives to recruit candidates that enhance the Board’s diversity. Our Board’s Nominating & Governance Committee is especially committed to seeking highly qualified women and persons of color to include in the pool of director candidates. Diversity is important because a variety of points of view contribute to a more effective decision-making process and risk management.
Our Board’s emphasis and philosophy on diversity extend to the Company’s values generally, where our hiring trends show steady progress in attracting more women and under-represented minorities into the Company’s employee-base. As depicted in the below chart, the Company’s ethnic diversity in its employee base is stronger than industry peers. Further, our female diversity is strong through the manager level.

Employee Ethnic Diversity
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
12%
6%
25%
11%
39%
16%
39%
21%
40%
27%
46%
30%
33%
22%
Executive Management
Senior Leadership
Manager
Professional
Trainee
Administrative
TOTAL EMPLOYEES
Everest
(Re)Insurance Industry

* Everest statistics for both the ethnic diversity and gender diversity charts are based upon U.S. employees only. Industry data is latest available from McLagan (part of Aon plc).

34 Everest Re Group, Ltd.

Board Structure and Risk Oversight

Employee Gender Diversity
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
19%
28%
38%
40%
48%
52%
59%
54%
53%
58%
97%
81%
47%
57%
Executive Management
Senior Leadership
Manager
Professional
Trainee
Administrative
TOTAL EMPLOYEES
Everest
(Re)Insurance Industry

Leadership Structure
The Board reviews the Company’s leadership structure from time to time in order to ensure that it serves the best interests of the shareholders and positions the Company for future success. We believe that the Company is best served with a separate CEO, a separate Chairman of the Board and a separate Independent Lead Director so that three separate and distinct voices provide appropriate guidance and diverse points of views on governance and strategy while preserving and aligning shareholder interests. This leadership structure also provides for the appropriate balance of leadership, independent oversight and strong corporate governance.
The CEO is responsible for setting the strategic direction, culture and day-to-day leadership and performance of the Company, while remaining cognizant and fully up-to-date of the current dynamics of the market such as where risk factors lie and where growth opportunities and potential exist.
The Chairman of the Board, among other things, provides guidance and counsel to the CEO, sets the agenda for the Board meetings and presides over meetings of the full Board. Our current Chairman, with decades of leadership experience and institutional knowledge regarding the Company, has successfully navigated multiple (re)insurance market cycles and remains connected to both the industry and the Company’s current operations.
The Independent Lead Director provides a forum for independent director deliberation and feedback and helps ensure that all Board members have the means to, and do, carry out their responsibilities in accordance with their fiduciary duties. The Independent Lead Director also coordinates the annual board performance evaluation and works with the Chairman in coordinating matters of priority among the independent directors and facilitating dialogue on substantive matters of governance involving the Board. The Independent Lead Director is selected annually by the independent directors, and serves as an independent leadership voice to ensure the Company’s alignment of interest with shareholders to deliver long-term best-in-class return and total value creation.
The Chairman and Independent Lead Director work together to ensure the Company is proceeding in the right direction while maintaining best practices in corporate governance. Further, our CEO, Chairman and Independent Lead Director work closely to discuss strategic initiatives for the Company. This tripartite leadership framework was
Proxy Statement 35

Board Structure and Risk Oversight
put in place to make sure different points of view are given appropriate weight at Board meetings and that no single view-point is given disproportionate deference.
Given his vast executive leadership and operational experience and knowledge of the (re)insurance industry and market, as well as his value to our competitors, the Board believes it is in the best interests of the Company for Mr. Taranto to remain a non-executive part-time employee of the Company and continue to chair the Board of Directors. In addition to Mr. Taranto and Mr. Andrade, both of whom are non-independent, the Board is comprised of seven outside directors, all of whom are independent. William F. Galtney, Jr. currently serves as the Independent Lead Director and, in that capacity, complements the talents and contributions of Messrs. Andrade and Taranto and promotes confidence in our governance structure by providing an independent perspective to that of management.
Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management to determine and discuss any items including those that should be brought to the attention of management.
Appointment of Juan C. Andrade & Senior Leadership Additions
Effective January 1, 2020, Juan C. Andrade succeeded Dominic J. Addesso as President and CEO of the Company. Mr. Andrade brings to Everest more than 27 years of experience in the insurance industry, successfully leading large and complex domestic and international businesses. He has served in executive leadership roles in underwriting, product development and innovation, claims, sales and distribution, strategy development, and general management responsibility for leading all aspects of his businesses. Mr. Andrade’s leadership, experience and dedication to Everest, particularly in response to the COVID-19 Pandemic, has been evident since he started, and the Board is extremely confident that under Mr. Andrade’s leadership, Everest is well-positioned for continued success.
Since assuming the CEO role, Mr. Andrade has added further depth and experience to the Company’s executive leadership team. Key recent additions include our Executive Vice President and Chief Financial Officer, Mark Kociancic, and our Executive Vice President and Chief Operating Officer, Jim Williamson, both of whom joined the Company in October 2020 and bring a wealth of experience, operational acumen, and global industry knowledge to the Company.
The Independent Lead Director: Role and Responsibilities
While Mr. Taranto serves as Chairman, Board leadership also comes from our Independent Lead Director, Mr. Galtney. The responsibilities of the Independent Lead Director include:
•	Coordinating executive sessions of the independent members of the Board without management present;
•	Authorization to call meetings of the independent directors;
•	Serving as a liaison between the Chairman and the independent directors and providing a forum for independent director feedback at executive sessions;
•	Communicating regularly with the CEO and the other directors on matters of Board governance;
•	Assisting in Board meeting agenda preparation in consultation with the Chairman;
•	Overseeing the annual Board review and evaluation process including individual director evaluations and facilitating discussion of the results;
•	Leading board discussions on oversight of Environmental, Social and Governance reporting;
•	Assuring that all Board members carry out their responsibilities as directors;
•	If requested and, when appropriate, consultation and direct communication with shareholders as the independent representative of the Board.

36 Everest Re Group, Ltd.

Board Structure and Risk Oversight
Board Role in Risk Oversight
Prudent risk management is embodied throughout our Company as part of our culture and is a key point of emphasis by our Board. In accordance with NYSE requirements, the Company’s Audit Committee Charter provides that the Audit Committee has the responsibility to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control its risk profile, including the Company’s risk assessment and risk management guidelines. Upon the Audit Committee’s recommendation, the Board has adopted a formal Risk Appetite Statement that is reviewed annually and establishes upper boundaries on risk taking in certain areas of the Company including assets, investments, property and casualty business including natural catastrophe exposure and potential maximum loss. In managing and implementing the Board’s Risk Appetite Statement, the Company developed an Enterprise Risk Management (“ERM”) process for managing the Company’s risk tolerance profile on a holistic basis. The objective of ERM is to provide an internal framework for assessing risk – both to manage downside threats, as well as identify upside opportunities – with the ultimate goal of enhancing shareholder value. Company-wide ERM is coordinated through a centralized ERM Unit responsible for implementing the risk management framework that identifies, assesses, monitors, controls and communicates the Company’s risk exposures. The ERM Unit is overseen by our Chief Risk Officer and is staffed and supported with seasoned and accredited actuarial, accounting and management staff.
In order to monitor compliance and liaise with the Board regarding the Company’s ERM activities, we established an Executive Risk Management Committee (“ERM Committee”) comprised of the CEO, the Chief Financial Officer, the President and CEO of the Reinsurance Division, the President & CEO of the Insurance Division, the Chief Risk Officer, the Chief Operating Officer, and the General Counsel. The ERM Committee, in conjunction with Board input, is responsible for establishing risk management principles, policies and risk tolerance levels. It provides centralized executive oversight in identifying, assessing, monitoring, controlling, and communicating the Company’s enterprise-wide risk exposures and opportunities in accordance with pre-approved parameters and limits.
The ERM Committee meets quarterly to review in detail the Company’s risk positions compared to risk appetites, scenario-based stress testing, financial strength, and risk accumulation. The ERM Committee prepares a comprehensive report depicting the Company’s global risk accumulation, financial strength and capital preservation against modeled stress scenarios. The Chief Risk Officer reports to the Audit Committee and, in conjunction with the input of the ERM Committee, presents this report, on a quarterly basis, to the Audit Committee with respect to our risk management procedures and our exposure status relative to the Board’s Risk Appetite Statement in our three key risk areas – asset risk, natural catastrophe exposure risk and long tailed reserve risk. These risk exposures are reviewed and managed on an aggregate and individual risk basis throughout our worldwide property and casualty insurance and reinsurance businesses and our investment portfolio.
The Audit Committee reviews ERM status with the Chief Risk Officer each quarter to assess not only operational and systemic level risks, but also the level of resources allocated to the ERM Unit. The Board also oversees identification and management of risk at the Board Committee level. While each Board Committee is responsible for evaluating the Company’s operational risks falling within its area, the Board is kept informed of the respective Committee’s activities and actions though Committee reports.
Cybersecurity
Our Board views cybersecurity risk as an enterprise-wide concern that involves people, processes, and technology and accordingly treats it as a Board level matter. Cyber-based security threats embody a persistent and dynamic threat to our entire industry and are not limited to information technology. Our directors endeavor to educate themselves in this area through literature, seminars and other industry publications. Further, the Board is considering adding this skillset when considering future candidates for Board membership. In recognition of the specialized nature of this risk, the Company appointed a Chief Information Security Officer (“CISO”) dedicated to assessing the Company’s data security risk, monitoring cyber threat intelligence and taking the steps necessary to implement pertinent safeguards and protocols to manage the risk. In addition, the ERM Committee annually reviews the Company’s cyber exposure across all lines of business as well as reviews security safeguards of protected privacy data held by the Company. The ERM Committee works in conjunction with the CISO in assessing Company vulnerabilities to cyber threats as part of a continuous dialogue throughout the year in assessing the operational risk to our business of third-party hacking, ransomware exposure and other security threats.
Proxy Statement 37

Board Structure and Risk Oversight

Climate Risk
Climate change is a reality. It contributes to higher sea surface temperatures, rising sea levels and increasing trends in extreme weather events including floods, droughts, winter storms, wildfires and hurricane intensity. The growing expansion and concentration of humans and rising property values on coastlines and other ecologically sensitive areas means that extreme weather conditions can quickly turn into catastrophe events in terms of losses inflicted. As a risk transfer mechanism for our clients, we are committed to providing insurance and reinsurance protection that protects communities from climate change impacts and help them rebuild, developing effective loss mitigation strategies and supporting our communities in collaboration with governments to limit human impact on the global environment.
We have a responsibility to manage a risk environment made volatile by global climate change. As an insurer and reinsurer of property that may be impacted by climate and weather conditions, the Company quantifies and manages such risk by utilizing the latest meteorological and parametric risk models to evaluate and assess deviations in historic climate patterns as a predictive factor for catastrophe risk and its related impact on both pricing and accumulation as an aid to underwriting and product development. Such potential maximum loss and accumulation exposure analyses are assessed quarterly by the Company’s ERM committee and then presented to the Board through both the Audit Committee’s oversight of the ERM process, as well the Board’s Underwriting Committee.
Our risk management strategies seek to minimize the impact of severe climate and weather events on our capital by, among other things, maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, utilization of third party capital to leverage opportunity and issuance of catastrophe bonds. Furthermore, we encourage and work with our insureds to consider the impact of climate risk on their operations and property in conjunction with underwriting, engineering and loss mitigation services we provide. Policyholders that demonstrate sound environmental practices and adopt loss mitigating measures to protect their facilities and operations receive insurance premium credits as an economic incentive to reduce their exposure to risk of loss associated with climate change.
The Company’s investment portfolio is also highly diversified by risk, industry, location and type and duration of security to further mitigate the impact of climate change. Moreover, as a signatory to the United Nations’ supported Principles for Responsible Investment (“UN-PRI”), we review and update our investment guidelines annually to reflect these principles. We employ a principles-based investment strategy designed to diversify our global portfolio by identifying emerging opportunities across various sectors that contribute long-term value to society, while acting in compliance with certain regulatory restrictions on the composition of our investment portfolio. Such a strategy does not eliminate or seek to withdraw from specific industries at the outset. Rather, our investment strategy assumes, for example, a proactive and measured approach in transitioning investment from declining heavy carbon-emitting industries to eco-friendly and value generating opportunities including renewable energy, government sponsored green bonds and public works projects, companies that engage in expanded use of renewable and sustainable materials in their production and demonstrate recognition and support of human rights in their supply chains, etc.
In addition, we endeavor to review the investment guidelines and actions of our pertinent third-party asset managers to ensure their compliance with UN-PRI principles in the context of the portfolios that they manage. For example, our fixed income asset manager has had a policy in place since 2019 restricting any further purchase of bonds on behalf of Everest issued by companies that generate more than 25% of revenue from coal. Less than $75 million of our fixed income portfolio is exposed to companies that derive greater than 25% of their revenues from coal-related businesses. Finally, our public equity portfolio had approximately $2.5 million of coal-related exposure as of year-end 2020.
Finally, we have reduced our risk exposure and insurance premium income derived from coal-related business significantly since 2019. Our in-force premium from coal-related businesses in our insurance segment represented less than 0.12% of our 2020 gross written premium, with approximately 90% of that exposure stemming from electric utility companies.

38 Everest Re Group, Ltd.

Board Committees
BOARD COMMITTEES

Audit Committee
The principal purposes of the Company’s Audit Committee, as set forth in its Charter, are to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent registered public accounting firm, to evaluate the independent registered public accounting firm’s qualifications and independence and to oversee the performance of the Company’s internal audit function. The Company’s Chief Internal Audit Officer reports directly to the Chairman of the Audit Committee. The Audit Committee meets with the Company’s management, Chief Internal Audit Officer, and the independent registered public accounting firm, both separately and together, to review the Company’s internal control over financial reporting and financial statements, audit findings and significant accounting and reporting issues. The Audit Committee Charter is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations. The Charter is available on the Company’s website at http://www.everestre.com.
No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect such member’s ability to serve on the Company’s Audit Committee.
Based upon their significant financial experience gained in various leadership and operational roles regarding financial assessment and reporting, the Board has determined that all members of the Audit Committee are financially literate and qualify as “audit committee financial experts” as defined by SEC rules and have accounting or related financial management expertise as required by NYSE listing standards.
Audit Committee Report
The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2020 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence. The Audit Committee also has discussed with Company management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Audit Committee devoted substantial time in 2020 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight involved several meetings, both with management and with the independent auditors outside the presence of management, to monitor the preparation of management’s report on the effectiveness of the Company’s internal controls. The meetings reviewed in detail the standards that were established, the content of management’s assessment, and the auditors’ testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company’s Annual Report on Form 10-K filed March 1, 2021, the independent auditors concluded that, as of December 31, 2020, the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
Proxy Statement 39

Board Committees
Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditors. The Policy mandates specific approval by the Audit Committee for any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified below as “All Other Fees”. All such factors are considered as a whole, and no one factor is determinative. The Audit Committee further considered whether the performance by PricewaterhouseCoopers LLP of the non-audit related services disclosed below is compatible with maintaining their independence. The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2020 and 2019.
The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates related to 2020 and 2019 are as follows:
	2020	2019
Audit Fees(1)	$6,074,428	$6,210,780
Audit-Related Fees(2)	309,100	325,950
Tax Fees(3)	691,000	652,000
All Other Fees(4)	26,000	25,000

(1)
Audit fees include the annual audit and quarterly financial statement reviews, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)
Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(3)	Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.
(4)	All other fees are for accounting and research subscriptions.
Roger M. Singer, Chairman
John J. Amore
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
John A. Weber
40 Everest Re Group, Ltd.

Board Committees
Compensation Committee
The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers and the Company’s Chief Financial Officer, Comptroller, Treasurer, Chief Internal Audit Officer, Chief Risk Officer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company’s compensation and benefit programs, including administration of the Company’s 2020 Stock Incentive Plan, which was approved by shareholders at the 2020 Annual General Meeting (the “2020 Stock Incentive Plan”) and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter which is available on the Company’s website at http://www.everestre.com. The Compensation Committee Charter, which is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations, provides that the Compensation Committee may form and delegate authority to subcommittees or to committees of the Company’s subsidiaries when appropriate. This delegation authority was not exercised by the Compensation Committee during 2020. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in this Proxy Statement under the heading “Compensation Discussion and Analysis”.
Compensation Committee Report
Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Amore, Chairman
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber
Proxy Statement 41

Board Committees
Nominating and Governance Committee
The Nominating and Governance Committee is vested with the authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. Further, the Committee Chairman facilitates discussion of Board governance best practices in conjunction with management. The Charter is available on the Company’s website at http://www.everestre.com.
Shareholder Nominations for Director
The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-law 12 of the Company’s Bye-laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office. In accordance with this Bye-law, written notice of a shareholder’s intent to make such a nomination at the 2021 Annual General Meeting of Shareholders must be received by the Secretary of the Company at the address listed below under Shareholder and Interested Party Communications with Directors, between November 10, 2021 and December 10, 2021. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.
As with any candidate for director, the Nominating and Governance Committee will consider a shareholder candidate nominated in accordance with the procedures of Bye-law 12 based solely on his/her character, judgment, education, training, business experience and expertise. In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their Board and Committee duties. It is in the Company’s best interests that the Board be comprised of individuals whose skills, experience, diversity and expertise complement those of the other Board members. The objective is to have a Board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance markets and operations, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, legal/regulatory and any other areas which the Board and Committee deem appropriate in light of the continuing operations of the Company and its subsidiaries. Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background and experience are also among the relevant criteria to be considered. Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board. The foregoing criteria are as specified in the Company’s Corporate Governance Guidelines. As a part of the annual self-evaluation process, the Nominating and Governance Committee assesses its adherence to the Corporate Governance Guidelines.
Board Evaluation
The Board conducts an annual performance evaluation under the oversight of the Nominating and Governance Committee Chair. The evaluation process entails the use of an outside law firm to conduct individual director interviews covering a wide array of topics that include, among other things, leadership, individual director assessment, training, and Board effectiveness to assist in candid discussions that identify and promote areas for improvement as well as successes. Upon completion of the individual director interviews, the third party firm summarizes the directors’ assessments and individual reviews into a report that is provided to the chair of the Nominating & Governance Committee for discussion with the Board at the February meeting. The Board identifies successes and areas for improvement and establishes goals for the upcoming fiscal year.
42 Everest Re Group, Ltd.

Board Committees
Commitment to Environment, Social and Governance (“ESG”)
Our Company and Board believe that creation of long-term value for our shareholders implicitly requires the enactment and execution of business practices and strategies that, while delivering competitive returns, also help to advance environmental and societal issues. The Company understands it has a responsibility not only to provide solutions that help our clients manage their environmental and climate change risks, but also to monitor and control our own ecological impact. Additionally, the Board is considering adding expertise in the environmental and climate risk space when considering future candidates for Board membership. As a demonstration of our commitment to responsible investment practices, the Company is a signatory to the United Nations’ supported Principles for Responsible Investment. Independent of the nature of our business, the Company prides itself on having an environmental and social conscience, and encourages all of our executives and employees to take an active role in this mission. The Board previously formally memorialized the oversight of the Company’s ESG practices within the Nominating and Governance Committee charter, and the Company published in 2020 its first Corporate Responsibility Report in accordance with Global Reporting Initiative standards as well as a supplemental report under Sustainability Account Standards Board guidelines which are both available on the Company’s corporate website.
William F. Galtney, Jr., Chairman
John J. Amore
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber
Proxy Statement 43

Board Committees
Code of Ethics for CEO and Senior Financial Officers
The Company’s Code of Conduct includes its “Ethics Guidelines” that are intended to guide all of the Company’s decisions and behavior by holding all directors, officers and employees to the highest standards of integrity. In addition to being bound by the Ethics Guidelines provisions relating to ethical conduct, conflict of interest and compliance with the law, the Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and Senior Financial Officers in compliance with specific regulations promulgated by the SEC. The text of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance page on the Company’s website at http://www.everestre.com. This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below. In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.
Shareholder and Interested Party Communications with Directors
We reach out annually for feedback from our shareholders on concerns, suggestions for improvement, and to identify emerging best practices in governance and shareholder values. However, shareholders and interested parties are encouraged to communicate directly with the Board of Directors or with individual directors. All communications should be directed to the Company’s Secretary at the following address and in the following manner.
Everest Re Group, Ltd. Corporate Secretary
c/o Everest Global Services, Inc.
Warren Corporate Center
100 Everest Way
Warren, NJ 07059
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director. Each communication addressed to an individual director and received by the Company’s Secretary from shareholders or interested parties, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party. Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.
44 Everest Re Group, Ltd.

Common Share Ownership by Directors and Executive Officers
COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Shares as of March 15, 2021 by the directors of the Company, the executive officers listed in the Summary Compensation Table currently employed by the Company and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Named Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(13)
John J. Amore	20,315	(1)	*
William F. Galtney, Jr.	72,531	(2)	*
John A. Graf	13,075	(3)	*
Meryl Hartzband	5,704	(4)	*
Gerri Losquadro	11,972	(5)	*
Roger M. Singer	15,937	(6)	*
Joseph V. Taranto	310,342	(7)	*
John A. Weber	15,100	(8)	*
Juan C. Andrade	48,974	(9)	*
John P. Doucette	26,552	(10)	*
Mark Kociancic	25,100	(11)	*
Sanjoy Mukherjee	41,548	(12)	*
All directors, nominees and executive officers as a group (12 persons)	607,150		1.3

*	Less than 1%
(1)
Includes 454 shares issuable upon the exercise of share options within 60 days of March 15, 2021. Also includes 2,614 restricted shares issued to Mr. Amore under the Company’s 2003 Non-Employee Director Equity Compensation Plan (“2003 Directors Plan”) which may not be sold or transferred until the vesting requirements are satisfied.

(2)
Includes 41,250 shares owned by various family related investments in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 2,614 restricted shares issued to Mr. Galtney under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(3)	Includes 2,614 restricted shares issued to Mr. Graf under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(4)	Includes 2,648 restricted shares issued to Ms. Hartzband under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(5)	Includes 2,614 restricted shares issued to Ms. Losquadro under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(6)	Includes 2,614 restricted shares issued to Mr. Singer under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(7)
Includes 19,330 shares owned by various family related trusts and investments in which Mr. Taranto maintains a beneficial ownership. Also, includes 500 restricted shares issued to Mr. Taranto under the 2003 Directors Plan, 782 restricted shares issued to Mr. Taranto under the Company’s 2010 Stock Incentive Plan and 1,332 restricted shares issued to Mr. Taranto under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements are satisfied.

(8)
Includes 6,096 shares owned through family investments in which Mr. Weber maintains a beneficial ownership. Also, includes 2,614 restricted shares issued to Mr. Weber under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

Proxy Statement 45

Common Share Ownership by Directors and Executive Officers
 (9)  Includes 36,120 restricted shares issued to Mr. Andrade under the Company’s 2010 Stock Incentive Plan and 8,260 shares issued to Mr. Andrade under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(10)  Includes 9,499 restricted shares issued to Mr. Doucette under the Company’s 2010 Stock Incentive Plan and 3,255 shares issued to Mr. Doucette under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(11)  Includes 25,100 restricted shares issued to Mr. Kociancic under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(12)  Includes 5,980 restricted shares issued to Mr. Mukherjee under the Company’s 2010 Stock Incentive Plan and 2,415 shares issued to Mr. Mukherjee under the Company’s 2020 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(13)  Based on 45,063,832 total Common Shares outstanding and entitled to vote as of March 15, 2021.
46 Everest Re Group, Ltd.

Principal Beneficial Owners of Common Shares
PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES

To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2020 are set forth below. This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Everest International Reinsurance, Ltd.	9,719,971	(1)	19.6%
Seon Place, 141 Front Street, 4th Floor
Hamilton HM 19, Bermuda
The Vanguard Group	4,333,686	(2)	8.7%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	3,568,906	(3)	7.2%
55 East 52nd Street
New York, New York 10055

(1)
Everest International Reinsurance, Ltd. (“International Re”) a direct wholly-owned subsidiary of the Company, obtained the Company’s Common Shares from Everest Preferred International Holdings (“Preferred Holdings”), a direct wholly owned subsidiary of the Company, in exchange for preferred stock issued by International Re. Preferred Holdings had obtained the Company’s common shares from Everest Reinsurance Holdings Inc. in exchange for preferred stock issued by International Re. International Re had sole power to vote and direct the disposition of 9,719,971 Common Shares as of December 31, 2020. According to the Company’s Bye-laws, the total voting power of any Shareholder owning more than 9.9% of the Common Shares will be reduced to 9.9% of the total voting power of the Common Shares.

(2)
The Vanguard Group reports in its Schedule 13G that it has sole power to vote or direct the vote for zero Common Shares, shared voting power for 73,301 Common Shares, sole dispositive power with respect to 4,148,299 Common Shares and shared dispositive power with respect to 185,387 Common Shares.

(3)
BlackRock, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 3,229,537 Common Shares and sole dispositive power with respect to 3,568,906 Common Shares.
Proxy Statement 47

Directors' Compensation
DIRECTORS’ COMPENSATION

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (“Non-Employee Director” or “Non-Management Director”) was compensated in 2020 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. Each Non-Employee Director is compensated in the form of an annual retainer and a discretionary equity grant.
The Board reviews director compensation annually. In reviewing compensation, the Board considered several factors, including the need to recruit and retain quality director candidates with expertise relevant to the Company’s objectives and attuned to the increased regulatory and shareholder focus on Board governance and oversight. The Board also considered the amount of time spent by directors in attending all scheduled Board and Committee meetings, preparing for meetings, communicating with management throughout the year and attending various educational seminars. Our directors do not receive any additional compensation for service as a Committee chair, attending regular Board and Committee meetings or special meetings of individual Committees or the Board.
Each Non-Employee Director or Alternate attended the four scheduled meetings of the Board in 2020, as well as an annual informational meeting in February to review and discuss corporate governance matters and long-term strategic plans for the Company. Moreover, because we believe that a smaller board allows for greater exchange of ideas and more focused and efficient interaction with management, each Non-Employee Director frequently participates in every meeting of the Audit, Nominating and Governance, Compensation, Underwriting and Investment Policy Committees, irrespective of whether the director is a formal appointee to such Committee or an invitee of the Committee. Our directors believe they are at their most effective when working as a collective unit in sharing ideas, offering opinions and engaging in spirited debate at all Committee and Board meetings. Finally, various Non-Employee Directors attend and report back to the Board on educational seminars relating to changes in accounting rules and FASB pronouncements, tax regulations, enterprise risk management, governance best practices, information technology and cyber security.
During our annual outreach in past years, several shareholders indicated that our director compensation program was not in line with that of our peer group, primarily as a consequence of the heightened performance of the Company’s share price as a result of our exceptional long-term performance. While the Board’s oversight directly contributed to achieving the long-term value creation for shareholders, the Board took notice of our shareholders’ observations and took action to bring its director compensation in line with our peers. Accordingly, as promised in our 2020 proxy, the Board refined its director compensation structure and implemented a limit on Non-Employee Director compensation to $450,000, comprised of a fixed cash retainer and restricted share awards.
Each Non-Employee Director received a standard retainer of $125,000 in 2020 payable in the form of cash or Common Shares at his or her election, and an equity award equal in value to $325,000, for a total compensation value of $450,000. Giving Non-Employee Directors an opportunity to receive their standard retainer in the form of Common Shares is intended to further align their interests with those of the Company’s shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the preceding day for which there is a reported sale. We believe that these revisions to the director compensation structure will bring total compensation per independent director more in line with our peers while recognizing the contribution of our Board in building long-term shareholder value while preserving the Board’s alignment of interest with our shareholders.
In addition, as stated above, the Board heeded shareholder concerns over Mr. Taranto’s compensation under his former Chairmanship Agreement. Accordingly, upon the Agreement’s expiration on December 31, 2019, the Board did not renew Mr. Taranto’s Chairmanship Agreement.
As a non-independent Chairman of the Board, however, Mr. Taranto provides enhanced duties more akin to an employee. Such duties include consulting with the CEO to approve share buybacks; working with the CEO and the Corporate Secretary in scheduling, preparing agendas and ensuring information flow for Board meetings; recruitment and orientation of new directors; developing and maintaining business relationships beneficial to the Company at industry conferences and events; and providing support, advice and counsel on any special or extraordinary projects at the request of the Board.
Given Mr. Taranto’s enhanced duties including his availability to collaborate and work with the Company’s CEO that go beyond his role as Chairman of the Board, effective January 1, 2020, Mr. Taranto entered into a non-executive,
48 Everest Re Group, Ltd.

Directors' Compensation
part-time employment relationship with the Company’s affiliate, Everest Global, for a term of one year. In 2020, Mr. Taranto received an annual base salary of $375,000. Mr. Taranto’s employment with Everest Global was renewed on January 1, 2021 for a two-year term, pursuant to which Mr. Taranto will receive an annual base salary of $450,000 in 2021. As an employee, Mr. Taranto is also eligible to receive an annual equity award at the discretion of the Board not to exceed the value of any equity award granted to the non-executive members of the Board.
The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2020.4
2020 DIRECTOR COMPENSATION TABLE
					Change in
					Pension Value
					and Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Share	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total
Dominic J. Addesso	$45,330	$—	$—	$—	$—	$—	$45,330
John J. Amore	125,000	325,091	—	—	—	16,573	466,664
William F. Galtney, Jr.	125,000	325,091	—	—	—	16,573	466,664
John A. Graf	125,000	325,091	—	—	—	10,997	461,088
Meryl Hartzband	125,000	325,091	—	—	—	16,573	466,664
Gerri Losquadro	125,000	325,091	—	—	—	16,573	466,664
Roger M. Singer	125,000	325,091	—	—	—	26,573	476,664
Joseph V. Taranto(5)	375,000	325,091	—	—	—	16,573	716,664
John A. Weber	125,000	325,091	—	—	—	26,573	476,664

(1)
During 2020, all of the directors elected to receive their compensation in cash except for Ms, Hartzband who received 616 shares in compensation for her services during the 1st, 2nd, 3rd and 4th quarter of 2020.

(2)
The amount shown is the aggregate grant date fair value of the 2020 grant computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) calculated by multiplying the number of shares by the fair market value (the average of the high and low of the Company’s stock price on the NYSE on the date of grant) (“FMV”). Each of the Non-Employee Directors was awarded 1,173 restricted shares on February 26, 2020 at FMV of $277.145. The aggregate number of restricted stock outstanding at year-end 2020 was 2,673 for all such directors, except for Meryl Hartzband who had 1,707 shares of restricted stock outstanding.

(3)	As of December 31, 2020, Mr. Amore has outstanding options to purchase 454 shares all of which are exercisable. This grant was awarded upon his appointment to the Board on September 19, 2012.
(4)	Dividends paid on each director’s restricted shares. For Messrs. Singer and Weber, also includes $10,000 in director fees for meetings attended as directors of both Bermuda Re and International Re.
(5)	Mr. Taranto’s compensation reflects his salary and share awards received as a non-executive employee of Everest Global.

4 This 2020 Director Compensation Table excludes the compensation of Juan C. Andrade. The compensation of Mr. Andrade, a director and also President and CEO of the Company, is set forth in the 2020 Summary Compensation Table. The 2020 Director Compensation Table does include the compensation of Joseph V. Taranto, who as of 2020 is a non-executive, part-time employee, along with all outside directors of the Company. Finally, the table also includes Dominic J. Addesso, the Company’s former CEO, who served as a director until the 2020 Annual General Meeting of Shareholders.
Proxy Statement 49

Compensation Discuss and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
The Company’s executive compensation program is intended to align the interests of our executive officers with those of our shareholders. We stress merit-based performance awards and structure overall compensation to provide appropriate incentives to executives to optimize net earnings and to increase book value per share. For 2020, Named Executive Officers received annual awards based largely on such value-based financial performance metrics as growth in book value per share and return on equity.
Our executive compensation program is designed and endorsed by the Compensation Committee. In designing the Company’s executive compensation program, the Compensation Committee endeavors to reflect the core objectives of (i) attracting and retaining a talented team of executives who will provide creative leadership and ensure success for the Company in a dynamic and competitive marketplace; (ii) supporting the execution of the Company’s business strategy and the achievement of long-term financial objectives; (iii) creating long-term shareholder value; and (iv) rewarding executives for achieving financial performance surpassing that of our competitors over time.
We believe our compensation structure appropriately addresses the performance of our executive leadership team in the face of the challenges caused by the COVID-19 Pandemic (“Pandemic”) and significant global catastrophe activity for a fourth consecutive year. The industry saw an estimated $83 billion of insured catastrophe losses in 2020 as a result of a number of severe convective storms (thunderstorms with tornadoes, floods and hail) and wildfires in the U.S., and an active North Atlantic hurricane season.
We provide our clients protection against risk and, accordingly, we expect intermittent volatility in our financial results. Our executive compensation structure is designed to align managements’ interest with our shareholders by incentivizing long-term value creation rather than short-term gains through strategies designed to normalize catastrophe volatility over the long-term. In that regard, as stewards of our shareholders’ capital, our portfolio management strategies seek to minimize the impact of severe events on our capital. Among other things, this is accomplished by maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, utilization of third party capital to leverage opportunity and issuance of catastrophe bonds. This is an important distinction as Everest not only outperforms during periods of benign catastrophe loss activity, but also performs well during periods of significant catastrophe activity. Thus, despite a fourth consecutive year of significant catastrophe activity, a $511 million Pandemic loss provision, and prior accident year reserve strengthening, the Company was still able to achieve positive earnings:
•	Gross written premiums grew by 15% to $10.5 billion.
•	The Company earned $300.1 million in after-tax operating income[5] representing a 3.4% after tax operating return on equity (“ROE”)[6].
•	The Company returned $449 million in capital to shareholders during 2020 as follows:
➢	We paid quarterly dividends totaling $249 million in 2020.
➢	We returned $200 million to shareholders through share repurchases.
Since going public in 1995, the Company has achieved compound annual growth in dividend-adjusted book value per share of 11.5%.

5 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA). As reflected in this definition, starting in first quarter 2018, the Company adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period. Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.
6 Return on adjusted shareholders’ equity excludes net after-tax unrealized appreciation (depreciation) of investments.

50 Everest Re Group, Ltd.

Compensation Discuss and Analysis

Everest Re Group, Ltd.

TWENTY FIVE YEAR COMPARATIVE RETURN* – RE VS. S&P 500 INDEX

RE Shares
S&P 500 Index
2000%
1800%
1600%
1400%
1200%
1000%
800%
600%
400%
200%
0%
'95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20

Source: Bloomberg as of 12/31/2020
*Including Stock Appreciation & Dividends
Thus, despite a year being dominated by the impacts of the global Pandemic along with significant catastrophe loss activity, the Company has continued its trend of boosting long-term value for its shareholders over time. In fact, over the last five years, Everest has distinguished itself with compound annual growth in dividend-adjusted book value per share of 8.7% while generating an average operating return on equity of 6.8%.
These results reinforce a strategic vision developed by experience and ingenuity. While we are always mindful of the human and economic tolls associated with all forms of natural catastrophe losses, we are in the business of offering protection against volatility for our clients while endeavoring to create long-term value for our shareholders even during periods of extreme catastrophe activity. The fact that we have generally achieved consistent book value per share growth over time showcases our ability to manage over cycles through successful underwriting and risk management strategies grounded in an innovative culture that values sustainable performance and capital preservation. This unwavering commitment to long-term value creation for our shareholders is precisely the intent behind our compensation philosophy.
Proxy Statement 51

Compensation Practices
COMPENSATION PRACTICES

Compensation Practices and 2020 Say-On-Pay Vote
A primary focus of our Compensation Committee is ensuring that the Company’s executive compensation program serves the best interests of our shareholders while appropriately rewarding our executive leadership for their performance and incentivizing future performance to outperform our peers. Our compensation program incorporates numerous compensation best practices that address common shareholder concerns and advance the Company’s philosophy of long-term shareholder growth. Highlights include:
•	No separate change-in-control (“CIC”) agreement for the CEO
•	CEO and all participants in the CIC Plan are subject to double-trigger provisions
•	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
•	No accelerated equity vesting in CEO’s employment agreement, except in the limited circumstance of a change-in-control followed by a termination (i.e. double trigger)
•	Incentive cash bonuses for all Named Executive Officers tied to specific Company financial performance metrics
•
For 2020, approximately 45% of Named Executive Officers’ long-term incentive compensation (excluding any Named Executive Officers no longer employed with the Company) is in the form of performance share units that can only be earned upon satisfaction of specific Company financial performance metrics over a 3 year period

•	Say on Pay Advisory Vote considered by shareholders annually
•	Stock ownership and retention guidelines for executive vice presidents and above
52 Everest Re Group, Ltd.

Compensation Practices

Alignment of CEO Compensation to Shareholder Return
5,890
6,623
6,776
10,458
17,446
21,287
6,492
8,162
8,828
8,829
7,133
7,627
8,001
700.00
600.00
500.00
400.00
300.00
200.00
100.00
0.00
Total Stock Return
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
CEO Compensation

*Total Stock Return Index is a measure of performance and is calculated as the change in share price plus reinvestment of dividends, assuming an initial investment of $100.
Source: Nasdaq/Thomson
The Company received a positive 94.07% approval of the advisory vote on “say on pay” at its 2020 Annual General Meeting. Regardless of the approval vote, our Board and its Compensation Committee conducts an annual review of the Company’s compensation practices to determine whether modifications to the Company’s compensation program would be in the best interest of shareholders and advance the Company’s philosophy of long-term shareholder growth. In consideration of the positive advisory vote and shareholder feedback received during periodic outreach after the 2020 Annual General Meeting, the Committee did not make any significant changes to the structure of the Company’s compensation program. We believe that the compensation elements and practices associated with our compensation program result in an executive compensation program that best serves the Company and its shareholders. However, as discussed below, the Committee did take into account the extraordinary impact of the COVID-19 Pandemic in making the final determination of cash incentive bonuses under the Executive Performance Annual Incentive Plan, within the parameters of that Plan.
Proxy Statement 53

Compensation Practices

Impact of COVID-19 Pandemic
2020 was an unprecedented year due to the emotional impact and operational challenges presented by the COVID-19 Pandemic. As outlined earlier, our senior leadership team went above and beyond to meet these challenges to achieve positive results for the Company, including producing positive earnings in a year that also saw significant catastrophe activity. Given that the Pandemic was well beyond the control and reasonable anticipation of the Company’s senior leadership, and given the senior leadership team’s response and extraordinary efforts in leading the Company during this unprecedented period of uncertainty (including all aspects of the Company’s work-place response detailed earlier), the Compensation Committee exercised its discretion in making a one-time decision to exclude the financial impact of Pandemic-related losses from the calculation of the Company’s 2020 Operating Return on Equity for purposes of the Executive Performance Annual Incentive Plan and the Performance Share Units. Although the Committee made no changes to the threshold Operating Return on Equity (“ROE”) metric levels it had adopted in February 2020 per the Executive Performance Incentive Plan, the Committee excluded the financial impact of Pandemic related losses in calculating the final: (i) Adjusted Operating ROE and cumulative Book Value Per Share growth7 metrics associated with the Performance Share Unit calculations; and (ii) incentive cash bonus calculations for the Company’s Named Executive Officers.
The Committee’s decision to exclude the $511 million of Pandemic-related losses also had a significant positive impact on the incentive compensation for our entire workforce. Because of the Committee’s decision, management was able to expand the bonus pool available for all our employees. The ability to give out bonuses to all our employees as well as promotions and salary increases is a testament to the hard work, focus and resiliency of our people to successfully adapt and manage our business in a highly complex and uncertain environment during this unprecedented time. The message was very well received by our employees as many of our competitors either materially decreased or eliminated cash bonuses and, in some cases, chose to forego merit increases entirely.
The Compensation Committee felt the above adjustment was necessary to help retain the Company’s talented key executives, recognize their heightened leadership during the Pandemic in keeping the global workforce motivated and focused while successfully adapting tactically to the challenges presented by the Pandemic and generate positive returns in 2020 including:
•	achieving a meaningful reduction in property catastrophe volatility from 2018 through year-end 2020 as a result of targeted underwriting actions;
•	record gross written premium of $3.2 billion for 2020 by Everest Insurance® reflecting a 15% year over year in growth;
•
record gross written premium of $7.3 billion for 2020 by the Everest Reinsurance Division reflecting a 15% increase year over year in growth, and one of the strongest recent renewal periods in many years;

•	improved attritional combined ratios for both Everest Insurance® (94.2%) and the Everest Reinsurance Division (85.2%);
•	increase in Book Value Per Share of 8.7%;
•	2020 cash flow from operations of $2.9 billion.
Despite the success of the Company’s leadership in obtaining the above financial results, had this adjustment not been made, then the Company’s Named Executive Officers would have received zero Performance Share Units (“PSU”) tied to the PSU ROE financial metric for 2020. This would have been in addition to the zero PSUs received by the Named Executive Officers for the 2018 earning period due to the Company’s performance not achieving the target ROE metric for the 2018 fiscal year. Additionally, the incentive cash bonus would have ranged from zero to a maximum potential amount of 50% of 280% of base salary for Mr. Andrade and 30% of 200% of base salary for Messrs. Doucette, Howie and Mukherjee.8 Such limitation would have unfairly punished the executive team for two out of three PSU earning periods and the short-term annual incentive period by ignoring the otherwise significant property catastrophe volatility reduction strategies put in place in 2019 that directly resulted in a meaningful

7 The cumulative Book Value Per Share growth metric excludes the impact of losses associated with the Pandemic from both the Company’s BVPS growth metric calculations as well as peer group BVPS growth metric calculations for the year 2020.
8 The maximum potential incentive bonus for non-financial goals can be found on pp. 69 and 71 for Mr. Andrade and Messrs. Doucette, Howie and Mukherjee, respectively.

54 Everest Re Group, Ltd.

Compensation Practices
decrease in the attritional combined ratio year over year, excluding COVID-19, (88.4% in 2019 to 87.5% in 2020) in the face of significant global catastrophe activity in 2020.
The decision to exclude the financial impact of Pandemic losses from the calculation of these metrics was not taken lightly. In fact, the Chairman of the Compensation Committee met throughout the year with the CEO to monitor how losses related to the Pandemic would impact executive compensation for 2020 and reported his observations back to the full Committee. The Committee also sought the advice of its independent compensation consultant in assessing its decision in comparison to our peer group and other property & casualty insurance companies. The guidance provided by the independent compensation consultant indicated that our peer companies as well as most companies across a variety of industries were taking into account the financial impact of the Pandemic in their respective executive compensation programs in a variety of forms so as to not unfairly punish their executive officers. The Committee formalized its decisions at the February 2021 Compensation Committee meeting once all results from the year were fully known. The Compensation Committee also determined that this adjustment is a one-time decision, noting that traditional impacts of market forces, Company performance and strategy, and the state of the global economy in 2021 will dictate executive compensation metric factors for 2021.
However, the Committee did note that while management has made its best estimates of settlement and claims administration costs related to the Pandemic, there remain great uncertainties associated with COVID-19 and its impact and the limited information upon which our current assumptions and assessments have been made. For example, material changes to the Company’s Pandemic exposure arising from unforeseeable legislative and regulatory initiatives that may be taken in response to the Pandemic, including legislative actions that retroactively mandate coverage for losses not otherwise covered by our insurance policies or other regulatory modifications of policy terms, cannot be predicted by management and could have a significant impact on the ultimate financial impact of the Pandemic. Accordingly, the Committee noted that unforeseeable circumstances relating to the Pandemic could warrant an adjustment to the executive compensation plan financial metrics in 2021.
Proxy Statement 55

The Company's Compensation Philosophy and Objectives
THE COMPANY’S COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s executive compensation program is designed to attract, motivate and retain highly talented individuals whose abilities are critical to the ongoing success of the Company. In this regard, the Company’s executive compensation program utilizes a dual approach. In the first instance, the program has a short-term component consisting of a base salary and a performance-based cash bonus predominantly tied to a Company financial metric. Secondly, the Compensation Committee rewards long-term performance through the use of discretionary time-based, as well as performance-based, equity awards tied to specific financial performance factors designed to closely align the interests of key executives with the longer-term interests of the Company’s shareholders.
The Compensation Committee is guided by the following principles when making compensation decisions individually and collectively with respect to our executives:
•
Compensation of executive officers is based on the level of job responsibility, contribution to the performance of the Company, individual performance in light of general economic and industry conditions, teamwork, resourcefulness and ability to manage our business.

•
Compensation awards and levels are intended to be reasonably competitive with compensation paid by organizations of similar stature to both motivate the Company’s key employees and minimize the potential for disruptive and costly key employee turnover.

•
Compensation is intended to align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on our executives’ contributions over time to the generation of shareholder value.

Components of the Company’s Compensation Program
The Compensation Committee meets each February to review and approve compensation for each Named Executive Officer including any adjustments to base salary, bonus awards and equity grants in consideration of the officer’s prior fiscal year’s performance as well as performance over time. In addition, from time to time, the Compensation Committee may make separate salary adjustments to Named Executive Officers during the course of the year to recognize mid-year promotions, changes in job functions and responsibilities, or other circumstances.
The components of our executive compensation program and their respective key features, including equity and cash awards that are awarded each February for previous fiscal year performance, are shown in the table below:
Components of Executive Compensation
COMPONENT	FORM	KEY FEATURES
Base Salary	Cash	• Intended to attract and retain top talent
• Generally positioned near the median of our pay level peer group, but varies with individual skills, experience, responsibilities and performance
Non-Equity Incentive Compensation	Cash	• For 2020, the maximum potential bonus was tied to the Company Adjusted ROE. Final awards also consider achievement of individual non-financial goals

•    All applicable Named Executive Officers (“NEOs”) were selected as participants in the Executive Performance Annual Incentive Plan (“Executive Incentive Plan”) for 2020 with the maximum bonus potential available for award to any participant in the Plan not to exceed $3.5 million

56 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
COMPONENT	FORM	KEY FEATURES
Non-Equity Incentive Compensation (continued)	Cash	• Performance goals established at the beginning of each fiscal year
• No guaranteed minimum award
• Intended to motivate annual performance with respect to key financial measures, coupled with individual performance factors
Performance Share Units	Equity	• Tied to the rate of annual operating ROE and cumulative growth in book value per share relative to our peer group over a three-year period
• Payouts range from 0% of target payout to 175% of target payout, depending on performance after 3 years
• Intended to motivate long-term performance with respect to key financial measures and align our NEOs’ interests with those of our shareholders
Restricted Shares	Equity	• Vests at the rate of 20% per year after anniversary of grant over a five year period
• Intended to motivate long-term performance, promote appropriate risk-taking, align our NEOs’ interests with shareholders’ interests and promote retention

As shown in the charts below, the Compensation Committee manages the pay mix for our executive officers such that a substantial portion is “at risk” compensation so as to better align the interests of our Named Executive Officers with the Company’s shareholders. The average of all Named Executive Officers’ at-risk compensation was 77%9. The amounts above and in the chart below do not include the amounts set forth in the columns labeled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.
In addition, all employees including executive officers received other compensation in the form of benefits. Such other compensation included Company-paid term life insurance, partially subsidized medical and dental plans, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participated in a Supplemental Savings Plan whose purpose is principally to restore benefits that would otherwise have been limited by U.S. benefit plan rules applicable to the 401(k) employee savings plan.

9 This figure does not include the compensation of Jonathan Zaffino, former President and CEO of Everest Insurance®, and Craig Howie, former Chief Financial Officer of the Company, because both of these former officers did not receive any awards of Performance Share Units or Restricted Shares in 2020.

Proxy Statement 57

The Company's Compensation Philosophy and Objectives

*This chart does not include the compensation of Jonathan Zaffino, former President and CEO of Everest Insurance®, and Craig Howie, former Chief Financial Officer of the Company.
The Role of Peer Companies and Benchmarking
The Compensation Committee identified a peer group comprised of companies that are similar to us in industry and size for purposes of benchmarking and evaluating the competitiveness of our pay levels and compensation packages for our Named Executive Officers. In determining the final peer group, the Compensation Committee selected publicly traded insurers and reinsurers that directly compete with the Company for business and talent, and changes to the Company’s peer group have been primarily due to consolidations among several peer group companies in recent years. The Compensation Committee reviews both compensation and performance at peer companies as a benchmark when setting compensation levels that it believes are commensurate with the Company’s performance. Although the Committee did not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile” of peer companies at the outset of 2020, it did utilize the peer group compensation data in determining appropriate incentive compensation amounts relative to individual and Company performance awarded to our Named Executive Officers for the 2020 fiscal year. Further, the Committee utilized such peer group metrics in setting Named Executive Officer targets for the 2020 fiscal year.
For 2020, the Committee selected the following companies to serve as our pay level peer group:
Alleghany Corporation	W. R. Berkley Corp.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
The Hanover Insurance Group, Inc.	Markel Corp.	The Hartford Financial Services Group, Inc.
Renaissance Re
Base Salary and Bonus Determinations
The base salaries for all executive officers are determined by the Compensation Committee, established upon hire or assignment date and reconsidered annually or as responsibilities change. In setting an executive’s initial base salary, the Compensation Committee considers the executive’s abilities, qualifications, accomplishments and prior experience. The Compensation Committee also considers base salaries of similarly situated executive officers in its identified peer companies when assessing competitive conditions in the industry. Subsequent adjustments to the executive’s base salary in the form of annual raises or upon renewal of an employment agreement take into account the executive’s prior performance, the financial performance of the Company and the executive’s contribution to the Company’s performance over time, as well as competitive conditions in the industry.
Incentive Based Bonus Plans
In connection with fiscal year 2020 performance, the Company awarded annual performance-based cash bonuses to the applicable Named Executive Officers pursuant to the Executive Performance Annual Incentive Plan.
58 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Executive Performance Annual Incentive Plan
The Compensation Committee identifies the executive officers eligible to participate in the Executive Performance Annual Incentive Plan (the “Executive Incentive Plan”). In addition to other criteria, the Executive Incentive Plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.
Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee, within 90 days after the beginning of the fiscal year, selects those executive officers of the Company and its subsidiaries who will participate in the Executive Incentive Plan for that year. The Compensation Committee sets maximum potential bonus amounts for each participant based on achievement of specific performance criteria, chosen from among the performance criteria set forth in the Executive Incentive Plan, that most closely align Company financial performance to long-term shareholder value creation. The Compensation Committee may exercise discretion and award an amount that is less than the potential maximum amount to reflect actual corporate, business unit and individual performance.
The Compensation Committee determined that the maximum potential bonus for Mr. Andrade and any participant in the Executive Incentive Plan cannot exceed $3.5 million. For Messrs. Doucette, Howie and Mukherjee, their maximum potential bonus is further limited to 200% of their respective base salaries, subject to the foregoing $3.5 million cap. In addition, and subject to the foregoing maximums, the total bonus determination for a participant in 2020 is arrived at by application of two independent components based upon a 50% and 50% weighting for Mr. Andrade and a 70% and 30% weighting for Messrs. Doucette, Howie and Mukherjee, respectively: (1) Company financial performance criteria and (2) individual performance criteria. The Committee set Mr. Andrade’s weighting different from the other NEOs for 2020 given that he became CEO effective January 1, 2020, and was not materially involved in setting the Company’s operating plan and financial targets for 2020, which were finalized by his predecessor Mr. Addesso. The Committee intends that Mr. Andrade’s weighting will be equivalent to all other NEOs for 2021.
For each applicable Named Executive Officer, the Compensation Committee established full-year operating plan ROE targets for the Company as the financial performance criteria to be applied in connection with a portion of their bonus compensation. The Compensation Committee considers 50% for Mr. Andrade and 70% for Messrs. Doucette, Howie and Mukherjee of the potential maximum bonus eligible to be earned based on tiered Company Adjusted Operating ROE10 results above and below the set operating plan ROE target. In determining that only the above percentages of the maximum bonus should be tied to achievement of these additional financial performance metrics, the Committee desired to preserve financial metrics as being the predominant determinant of whether a participant had earned the maximum bonus potential.
The Compensation Committee separately considers the remaining 50% for Mr. Andrade and 30% for Messrs. Doucette, Howie and Mukherjee of the potential maximum bonus eligible to be earned by a participant based upon successful achievement of individual non-financial goals established for each participant. Consideration of individual performance is done to acknowledge that the property and casualty (re)insurance business is a risk-based endeavor where a company’s financial results in any one financial year may be impacted by exogenous factors beyond human control such as an unexpected severe hurricane season or other natural peril catastrophe activity. Implicit in such a determination is the recognition that our financial success over the long term is not dependent on any one financial year’s results.
This balanced approach allows the Company to remain competitive and foster retention of successfully performing Named Executive Officers. Further, the Committee is not bound to any minimum bonus amount and retains discretion to scale the payments below the potential maximum bonus and to award no cash bonus to any Named Executive Officer. The Compensation Committee in February 2020 selected Messrs. Andrade, Doucette, Zaffino, Howie and Mukherjee to participate in the Executive Incentive Plan for fiscal year 2020, which tied their maximum potential bonus awards to the performance criteria as described in more detail below.11

10 Adjusted Operating ROE adjusts actual operating ROE by limiting catastrophe activity to 50% of anticipated catastrophe losses in the annual operating plan and 50% of actual catastrophe losses for the current fiscal year
11 Jonathan Zaffino, former President and CEO of Everest Insurance®, is not included in this table due to his resignation from the Company in April 2020. Mr. Zaffino’s 2020 compensation is nonetheless being disclosed in other relevant portions of this Proxy Statement, including the “Summary Compensation Table,” pursuant to Item 402(a)(3)(iv) of Regulation S-K, because Mr. Zaffino’s compensation would have been disclosed as a Named Executive Officer had Mr. Zaffino still been employed by the Company at the end of 2020. Everest’s current Chief Financial Officer, Mark Kociancic, is also not included in this table because he joined the Company in late 2020 and was not a participant in the Executive Incentive Plan for fiscal year 2020.

Proxy Statement 59

The Company's Compensation Philosophy and Objectives

2020 INCENTIVE-BASED BONUS TARGETS AND AWARDS
Named Executive Officer	Target Incentive Bonus (% Base Salary)	Target Incentive Bonus	Potential Maximum Incentive Bonus	Actual Bonus Award
Juan C. Andrade CEO	200%	$2,500,000	$3,500,000	$2,500,000
John P. Doucette President and CEO of the Reinsurance Division	130%	$1,137,500	$1,750,000	$820,000
Sanjoy Mukherjee Executive Vice President, General Counsel & Secretary	120%	$734,400	$1,224,000	$700,000
Craig Howie Former Executive Vice President, Chief Financial Officer	100%	$571,200	$1,142,400	$350,000
TOTAL		$4,943,100	$7,616,400	$4,370,000
Long-Term Compensation Determinations
The second component of the Company’s executive compensation plan is premised on a strategic view of compensation. This long-term compensation component is achieved through the 2020 Stock Incentive Plan. Awards under the 2020 Stock Incentive Plan are generally intended to reinforce management’s long-term emphasis on corporate performance, provide an incentive for key executives to remain with the Company for the long term, and provide a strong incentive for employees to work to increase shareholder value by aligning employees’ interests with those of the shareholders.
Equity awards may take the form of share options, share appreciation rights, restricted shares, or performance share units. Options and restricted shares are awarded on the day that they are granted by the Compensation Committee and valued as of the grant date. Options are issued with an exercise price equal to the fair market value of the Company’s stock on the grant date. The Company determines fair market value by averaging the high and low market price on the grant date.
With respect to the equity award process, the CEO makes recommendations to the Compensation Committee for each eligible executive officer, and the proposed awards are discussed with and reviewed by the Compensation Committee. While the Compensation Committee takes into account management’s input on award recommendations, all final determinations are in the subjective judgment and discretion of the Compensation Committee. In determining the final award amounts, the Compensation Committee reviews each recipient’s demonstrated past and expected future individual performance as well as his/her contribution to the financial performance of the Company over time, the recipient’s level of responsibility within the Company, his/her ability to affect shareholder value, and the value of past share awards. Finally, the Compensation Committee also considers the value of equity awards granted to similarly situated executive officers by our pay level peer group in order to ensure a competitively attractive overall compensation package.
Equity grants are made at the Compensation Committee’s February meeting. There is no plan or practice to grant equity awards in coordination with the release of material non-public information. Additionally, the Company’s Ethics Guidelines and Insider Trading Policy prohibit our executive officers, directors and other employees from trading in options in the Company’s shares. Prohibited options include options awarded under the 2020 Stock Incentive Plan, as well as any expired stock incentive plans, “put” options and “call” options. Further, “[t]he Company’s anti-hedging policy prohibits its officers, directors or other employees from engaging in transactions geared toward ‘shorting’ the Company’s stock or trading in straddles, equity swaps or other derivative securities that are directly linked to the Company’s common shares.” The foregoing anti-hedging policy is part of the Company’s “Inside Information and Restrictions on Trading” section of the Company’s Ethics Guidelines, which provides a series of restrictions applicable to all transactions in Company stock and other classes of securities by directors, officers and employees of the Company (as well as to others living in the same household as such people). There is no category of hedging transaction relevant to the Company’s securities that is specifically permitted as to any officers, directors or other employees of the Company. The Board has adopted stock ownership and retention

60 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
guidelines for all senior officers with the title of Executive Vice President or above, in order to further align the personal interests of these executives with those of our shareholders.
Time-Vested Share Awards
We believe that restricted shares, share options and performance share unit awards encourage employee retention and reward consistent long-term shareholder value creation. Such awards vest over a five year period at the rate of 20% per year for the Named Executive Officers and are generally forfeited if the recipient leaves the Company before vesting. Furthermore, the expiration of share options ten years after they are granted is designed to encourage recipients to work towards maximizing the Company’s growth over the long-term and not simply cater to short-term profits.
Performance Share Units
The Compensation Committee grants annual performance-based equity awards to Named Executive Officers in the form of Performance Share Units (“PSU”) that can only be earned upon the achievement of certain Company financial metrics measured over a three-year performance period. At fiscal year-end 2020, we completed the third and final year of the PSU performance period for our 2018 awards, the second year of the PSU performance period for our 2019 awards, and the first year of the PSU performance period for our 2020 awards. For the 2018, 2019 and 2020 PSU, the performance periods are January 1, 2018 through December 31, 2020, January 1, 2019 through December 31, 2021, and January 1, 2020 through December 31, 2022, respectively.
Each PSU gives the participant the right to receive up to 1.75 shares upon settlement at the end of the three-year performance period based upon satisfaction of certain financial performance targets. The shares represented by the PSU may only be earned upon the satisfactory achievement of two financial performance metrics: cumulative Book Value Per Share (“BVPS”) growth and Operating Return on Equity.
The Compensation Committee elected to use BVPS as one of the financial metrics for the PSU because this metric correlates with long-term shareholder value. Book Value Per Share is defined as the book value of a share as determined under GAAP, adjusted for dividends paid to shareholders during the performance period.
Operating Return on Equity (“Operating ROE”), for purposes of performance share unit awards, is defined as operating income divided by average adjusted shareholders’ equity. In setting the target metric for the 2020 performance year, operating income equals net income/(loss) attributable to the Company and excluding after-tax net realized capital gains/(losses). Average adjusted shareholders’ equity equals the average of beginning-of-period and end-of-period shareholders’ equity, excluding the after-tax net unrealized appreciation/(depreciation) on investments recorded in accumulated other comprehensive income. The Compensation Committee selected ROE as one of the financial metrics for the PSU because this metric correlates closely with shareholder value over both intermediate and longer-term periods and is a widely-used financial metric in the insurance and reinsurance industry for assessing company performance. The tables below set forth the 2018, 2019 and 2020 PSU Target Awards for each NEO and performance measures.12

12 As set forth above, for the 2020 period for each of the 2018, 2019 and 2020 PSU grants, the Operating ROE was adjusted to exclude COVID-19 related losses.

Proxy Statement 61

The Company's Compensation Philosophy and Objectives

NAMED EXECUTIVE OFFICERS[13]
Target Award	Juan C. Andrade	John Doucette	Sanjoy Mukherjee	Craig Howie
2018 PSU		1,825	1,140	925
2019 PSU		1,980	1,290	1,005
2020 PSU	6,770	1,895	1,150	825

2018 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	50.0%
		2018	11%	<4%	4%	11%	>=16%
		2019	12.2%	<5.2%	5.2%	12.2%	>=17.2%
		2020	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	50.0%	2018 - 2020	Median	<26th%tile	26th%tile	Median	>=75th%tile

2019 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	60.0%
		2019	12.2%	<5.2%	5.2%	12.2%	>=17.2%
		2020	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	40.0%	2019 - 2021	Median	<26th%tile	26th%tile	Median	>=75th%tile

2020 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	60.0%
		2020	11.1%	<4.1%	4.1%	11.1%	>=16.1%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	40.0%	2020 - 2022	Median	<26th %tile	26th %tile	Median	>=75th %tile

13 Mark Kociancic, Everest’s Chief Financial Officer, is not included any PSU tables because he joined the Company in late 2020 and accordingly was not granted any of the 2018, 2019 or 2020 PSU awards. Likewise, Jonathan Zaffino, former President and CEO of Everest Insurance®, is not included due to his resignation from the Company in April 2020. Prior to Mr. Zaffino’s resignation, Mr. Zaffino was awarded 1,445 PSU in February 2020 that were forfeited as a result of resignation along with any other previously granted but unvested PSU awards.
62 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

As displayed above, the portions of the 2018, 2019 and 2020 PSU grants that are subject to the ROE financial metric (50% of the total target award for the 2018 PSU, and 60% for the 2019 and 2020 PSU) are eligible to be earned annually in one-third tranches over the three-year performance period based upon target ROE figures determined by the Committee annually. In setting the 2020 ROE target, the Committee considered the Company’s 2020 operating business plan reflecting management’s view of market conditions, modeled expected results, business mix and product diversification and the continued global economic uncertainty relating to the Pandemic. The Committee further noted that the 11.1% target ROE for 2020 represented an increase over the prior year’s actual result of 10.3%.
For the 2020 annual performance period, the Committee set a target ROE of 11.1% with one-third of the applicable Named Executive Officers’ 2018, 2019 and 2020 PSU eligible to be earned as measured by the Company’s full year performance from January 1, 2020 through December 31, 2020. Earn-outs between the performance levels are determined by straight-line interpolation.
The tables below set forth the amount of 2018, 2019 and 2020 PSU eligible to be earned to date by each applicable NEO based upon ROE. The earn-out reflects the percentage of the total target award that can be earned in any one performance period which, as noted above, is one third of 50% (i.e. 16.7%) of the NEO’s total PSU target award for the 2018 PSU, and one third of 60% (i.e. 20%) for the 2019 and 2020 PSU. The amount of shares actually earned is calculated by applying the target award multiplier based upon the Company’s full year performance:
2018 PSU Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Craig Howie	Sanjoy Mukherjee
					Target Award	Target Award	Target Award	Target Award
					N/A	1,825	925	1,140
	Target	Actual[14]	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2018 Period	11%	2.3%	16.7%	0%		0	0	0
2019 Period	12.2%	10.3%	16.7%	79.6%		243	123	152
2020 Period	11.1%	8.4%	16.7%	71.1%		217	110	136
2019 PSU Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Craig Howie	Sanjoy Mukherjee
					Target Award	Target Award	Target Award	Target Award
					N/A	1,980	1,005	1,290
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2019 Period	12.2%	10.3%	20%	79.6%		316	161	206
2020 Period	11.1%	8.4%	20%	71.1%		282	143	184
2020 PSU Grant
OPERATING ROE					Juan C. Andrade	John Doucette	Craig Howie	Sanjoy Mukherjee
					Target Award	Target Award	Target Award	Target Award
					6,770	1,895	825	1,150
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2020 Period	11.1%	8.4%	20%	71.1%	963	270	118	164

14 As set forth above, for the 2020 period for each of the 2018, 2019 and 2020 PSU grants, the Operating ROE was adjusted to exclude COVID-19 related losses. Without any adjustment for Pandemic losses, the actual operating ROE for 2020 was 3.4%. For further detail on the COVID-19 loss adjustment see Impact of COVID-19 Pandemic on pp. 54-55.
Proxy Statement 63

The Company's Compensation Philosophy and Objectives
All earned shares resulting from achievement of the metrics are delivered to the participant upon the Committee’s confirmation of the final earned amounts at the end of each of the 2018, 2019 and 2020 PSU respective three-year performance periods.
The PSU subject to the BVPS growth metric and eligible to be earned based upon the relative BVPS growth are benchmarked against a selected peer group, as measured cumulatively from January 1, 2018 through December 31, 2020 for the 2018 PSU, January 1, 2019 through December 31, 2021 for the 2019 PSU, and January 1, 2020 through December 31, 2022 for the 2020 PSU. For the 2020 PSU awards, the Committee determined that the following companies shall serve as the peer group for purposes of determining the BVPS growth achievement:
Alleghany Corporation	W. R. Berkley Corp.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
The Hanover Insurance Group, Inc.	Markel Corp.	The Hartford Financial Services Group, Inc.
Renaissance Re

Companies that are no longer listed on a public exchange (e.g. due to acquisition or merger) during the measurement periods are omitted from the cumulative relative BVPS growth benchmarking from inception of the measurement periods.
Earn-outs between target levels for PSU subject to the BVPS growth metric are also determined by straight-line interpolation, and will be certified by the Committee for eligibility at the end of the 2018, 2019 and 2020 PSU three-year performance periods (on or before March 15, 2022, and March 15, 2023, respectively, with respect to the 2019 and 2020 PSU).
For the 2018 PSU, the BVPS growth metrics determined by the Committee in February 2021 are as follows:
2018 PSU (BVPS)			John Doucette	Craig Howie	Sanjoy Mukherjee
			Target Award	Target Award	Target Award
			1,825	925	1,140
	Weight	Award Multiplier	Earned PSU	Earned PSU	Earned PSU
2018-2020 Period	50.0%	121%[15]	1,105	560	690

As a result, the total 2018 PSU earned, taking into account satisfactory achievement of the two financial performance metrics, each weighted 50%, is as follows:
	John Doucette	Craig Howie	Sanjoy Mukherjee
2018 PSU Target Award	1,825	925	1,140
Total 2018 Operating ROE PSU Earned	460	233	288
Total 2018 BVPS PSU Earned	1,105	560	690
Total PSU Earned	1,565	793	978

PSU shares not earned because of failure to achieve the set metrics are forfeited. All earned shares resulting from achievement of the metrics are delivered to the participant upon confirmation by the Committee of the final earned amounts at the end of the PSU three-year performance period.

15 As set forth above, this award multiplier determined by the Committee in February 2021 excludes the impact of losses associated with the Pandemic from both the Company’s BVPS growth metric calculations as well as peer group BVPS growth metric calculations for the year 2020.

64 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Named Executive Officer Compensation
The final amounts and factors considered by the Compensation Committee in making its decisions with regard to the 2020 performance year for each Named Executive Officer are described more fully below. Although the Compensation Committee establishes certain Company performance metrics, targets and ceilings on cash bonuses for each Named Executive Officer, the Compensation Committee feels that an effective compensation program must be linked to the Company’s performance and value generated for shareholders over the long term. In this regard, performance-measuring metrics are limited to those measurements that are deemed especially important to creating shareholder value, while retaining the flexibility to also make awards based on subjective criteria.
The Compensation Committee’s philosophy is to encourage management to act in the best interests of the Company and our shareholders even when such actions may temporarily reduce short-term profitability, for example:
•	investments in our business in the form of human capital and intellectual resources;
•	reserving methodologies and reserve positions;
•	diversification of risk within our insurance and reinsurance portfolios;
•	capital management strategies;
•	long-term strategic growth initiatives; and
•	creativity in the development of new products.
Furthermore, the Committee recognizes that the (re)insurance industry is cyclical and often volatile and susceptible to uncontrollable exogenous factors beyond human control. Consequently, although the Compensation Committee places greater weight on financial performance factors and targets when evaluating an individual executive’s performance, it also identifies certain non-financial goals tailored to an individual’s role and responsibilities when assessing the overall performance of Named Executive Officers.
Company Financial Performance Assessment
The Compensation Committee assesses the financial performance of the Company in the context of the business environment in which it operates, the performance of competitors with reasonably comparable operations and against management’s operating business plan for the period under review. The Compensation Committee also considers management’s decisions and strategies deployed in positioning the Company for future growth and profitability. Our compensation program is designed to reward executive officers for developing and achieving a business strategy that emphasizes creation of longer-term shareholder value.
The Compensation Committee attaches significant importance to our executives’ ability to generate shareholder value over time by achieving an attractive increase in dividend-adjusted book value per common share and in the achievement of returns that provide an attractive compound growth rate in shareholder return. Through fiscal year 2020, the Company has generated compound annual growth rate of 11.5% per year since going public in 1995 and achieved total return over the S&P 500 of 629 points.
Proxy Statement 65

The Company's Compensation Philosophy and Objectives

This attractive long-term performance has been achieved during a period of significant natural catastrophe activity, a protracted period of very low interest rates as well as repeated periods of soft market conditions. Our compensation practices over that period correlate to that performance, as further indicated by the strategic prudent volatility management in the face of heightened climate change risk, as depicted in the chart below.

PRUDENT VOLATILITY MANAGEMENT

MANAGING THE PROPERTY CAT PORTFOLIO TO ENSURE STABILITY FOR THE LONG TERM

Driven by targeted underwriting actions, Everest has achieved a meaningful reduction in Property Catastrophe volatility from 2018 to 2021.

Property reinsurance had a particularly successful January 1, 2021 renewal with an increase in rate on line and expected margins

Mt. Logan Re assets under management at January 1, 2021 of $900 million

1-100 SOUTHEAST WINDSTORM – AFTER TAX PML AS A % OF YEAR END EQUITY
15%
10%
5%
0%
12.9%
11.5%
11.3%
9.7%
5.7%
6.7%
2016
2017
2018
2019
2020
2021

Notes

1/Refer to our Form 10-K for additional explanation of Everest Probable Maximum Loss ("PML") disclosures

2/All data as follows: PML for US Southeast windstorm as of Jan 1, divided by Everest shareholders' equity of the preceding December 31.

66 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Individual Performance Assessment Factors
In evaluating individual performance, the Compensation Committee subjectively considers the following qualitative individual factors:
•	executive officer’s performance against individual goals;
•	individual effort in achieving company goals;
•	effectiveness in fostering and working within a team-oriented approach;
•	creativity, demonstrated leadership traits and future potential;
•	level of experience;
•	areas of responsibility; and
•	total compensation relative to the executive’s internal peers.
No single individual performance factor is given materially more weight than another, although all are considered in the context of an executive’s overall performance. Rather, these factors are representative of the qualities that we believe make an effective executive.
Summary of Direct Compensation Awarded in 2020
The cash and equity compensation components for each Named Executive Officer relating to fiscal year 2020 performance are highlighted in the table below. This table is provided to better assist shareholders in understanding the Compensation Committee’s specific decisions on individual performance-based compensation relating to the 2020 fiscal year, exclusive of any benefits or pension or retirement related deferred compensation that is not performance related. This table differs from the SEC disclosure rules reflected in the “Summary Compensation Table” primarily by disclosing equity awards granted at the Board’s February 2021 meeting.16
Name	Title/Business Unit	Annual Base Salary	Incentive Cash Bonus	Time-Vested Equity Award	Performance- Based Equity Award	Total Direct Compensation
Juan C. Andrade	President and CEO	$1,250,000	$2,500,000	$2,000,000	$2,000,000	$7,750,000
John P. Doucette	Executive Vice President and President and CEO of the Reinsurance Division	875,000	820,000	787,500	525,000	3,007,500
Craig Howie	Former Executive Vice President and Chief Financial Officer	571,200	350,000	—	—	921,200
Sanjoy Mukherjee	Executive Vice President and General Counsel, Secretary	612,000	700,000	585,000	390,000	2,287,000
Mark Kociancic[17]	Executive Vice President and Chief Financial Officer	875,000	500,000	992,160	495,340	2,862,500

16 Jonathan Zaffino, former President and CEO of Everest Insurance®, is not included in this table because he did not receive any awards at the Board’s 2021 February meeting due to his resignation in April 2020. Mr. Zaffino’s annual base salary for 2020 was $800,000.
17 Mr. Kociancic only received a pro-rated portion of the annual base salary stated for 2020.
Proxy Statement 67

The Company's Compensation Philosophy and Objectives
Incentive Cash Bonus
All NEOs were selected by the Compensation Committee at its February 2020 meeting to participate in the Executive Incentive Plan for fiscal year 2020. Under the Executive Incentive Plan, total bonus determination for a participant is arrived at by application of two independent components: (1) Company financial performance criteria, and (2) individual performance criteria. These components are further weighted 50% and 50% for Mr. Andrade and 70% financial criteria and 30% individual performance criteria for Messrs. Doucette, Howie and Mukherjee. The Committee elected to set Mr. Andrade’s weighting mix different from the other NEOs for 2020 given that he became CEO effective January 1, 2020, and he was not materially involved in setting the Company’s operating plan financial targets for 2020, which were finalized in 2019 by his predecessor Mr. Addesso. The Committee further believed it unfair to levy the same percentage weight on Mr. Andrade as the other NEOs for the financial impact of the prior accident year reserve strengthening that predated Mr. Andrade joining the Company. Rather, the Committee focused on Mr. Andrade’s strong leadership in keeping the executive team focused on improving on the plan targets through enhanced loss mitigation and protection strategies, growth initiatives, and his demonstrated leadership in the non-financial goals of improving the operational efficiencies, diversity initiative and setting long-term strategy for the Company. The Committee intends that Mr. Andrade’s weighting will be equivalent to the other NEOs for 2021.
For 2020, the Compensation Committee adopted the 2020 operating plan ROE as the target financial performance metric. We believe that ROE, even as a single measurement metric, provides a holistic measurement of operating performance because ROE encompasses the results of key individual performance indicators including growth strategy, revenue, loss ratio, expense management, and combined ratio.
In setting the ROE financial performance criteria for the non-equity incentive compensation, the Compensation Committee determined that the targets were fair yet demanding in consideration of:
•	the 2020 operating plan,
•	the average operating return on equity achieved over several market cycles,
•	the average operating return on equity among the Company peer group, and
•	the fact that the Company operates in an increasingly competitive and challenging market cycle, highlighted by non-traditional capital providers and a historically low interest rate environment.
In measuring the NEOs’ performance against the target operating plan ROE, the Compensation Committee calculates an Adjusted ROE. For purposes of this calculation, the Committee employs a formulaic approach to more accurately reflect a normalized catastrophe risk management measure over time and evaluate the management’s risk mitigation strategies. The formula adjusts actual operating ROE by limiting catastrophe activity to 50% of anticipated catastrophe losses in the annual operating plan and 50% of actual catastrophe losses for the current fiscal year. Our annual operating plan assumes a “normalized” level of natural catastrophe losses as derived from a 10,000-year simulation of potential modeled events, updated to quantify the growing impact of human contribution to climate risk and the increased exposure factors associated with expected increased loss severity from extreme climate events. Such a “normalized” catastrophe loss level translates to a net after-tax operating ROE that can range widely from low single digit to mid-teens return for a given year based on such competitive market factors as interest rate changes, business mix, market capacity and the impact of alternative capital. Utilizing an adjusted catastrophe loss load in any one year will reflect, over the long term, the performance of the portfolio relative to expected and does not overly benefit compensation during benign years of catastrophe activity nor unduly penalize during extreme years. This method contemplates the fact that due to the nature of catastrophe events any one year has inherent volatility and that the catastrophe load used in setting targets is an average annualized amount expected over the long term. Consequently, over time the long-term performance of the portfolio relative to expected will be reflected in the calculation of incentive compensation.
Finally, as set forth above, in light of the extraordinary circumstances and challenges presented by the Pandemic coupled with the extraordinary efforts of the senior leadership to guide the Company through this unprecedented time while producing positive earnings, the Company excluded losses relating to the Pandemic from the Adjusted ROE calculation.
68 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Mr. Andrade’s Annual Cash Incentive Goals and Compensation
Mr. Andrade served as the Company’s President and CEO in 2020, with a base salary of $1.25 million. For the 2020 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria for purposes of establishing the bonus award amount for Mr. Andrade under the Executive Incentive Plan.
Financial Performance Goal
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus
Maximum	>=16.1%	$3.5 million
Target	11.1%	200% of Base Salary
Threshold	4.1%	50% of Base Salary
Below Threshold	<4.1%	Zero

As described above under the section entitled “Executive Performance Annual Incentive Plan”, the Compensation Committee considers 50% of Mr. Andrade’s potential maximum bonus to be independently determined based on the above tiered Company ROE results above and below a set target. After comparing the Company’s 2020 fiscal year results to the performance measures established for Mr. Andrade, the Compensation Committee concluded that based on the Adjusted ROE of 8.0%, Mr. Andrade’s maximum potential cash bonus as compared to target, was $834,821.
Performance Measure	2020 Plan ROE (Target)	2020 Adjusted ROE	Percentage of Base Salary Maximum Bonus	Resulting Maximum Bonus Potential
Operating ROE	11.1%	8.0%	50%	$834,821

The Compensation Committee separately considered the 50% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals.
Non-Financial Performance Measure	Maximum Bonus Potential
50% of 280% Base Salary Bonus Maximum	$1,750,000

Mr. Andrade’s total resulting maximum potential cash bonus in consideration of both the financial and non-financial performance measures was as follows.
Performance Measure	2020 Plan ROE (Target)	2020 Adjusted ROE	Resulting Maximum Bonus Potential
Operating ROE	11.1%	8.0%	$834,821
Non-Financial			$1,750,000
Total Potential Cash Bonus			$2,584,821

In determining the final bonus and equity award, the Compensation Committee took note of the Company’s strong risk management strategy under Mr. Andrade’s guidance in conjunction with his execution of responsibilities as CEO. The Committee gave particular consideration to Mr. Andrade’s initiatives to enhance diversity throughout the Company and enhancing the Company’s focus on ESG initiatives.
In awarding Mr. Andrade a cash bonus of $2,500,000, restricted share awards valued at $2,000,000, and PSU award target valued at $2,000,000, the Compensation Committee recognized Mr. Andrade’s exceptional leadership in his first full year as CEO in guiding the Company’s response to the COVID-19 Pandemic, as well as managing the Company’s potential maximum loss exposure and protecting our capital base by employing intelligent capital protection measures against unplanned and outsized natural perils while deploying a strategic vision emphasizing diversification of our business portfolio. The Committee further noted Mr. Andrade’s leadership in maintaining an industry leading expense ratio while continuing to invest and help expand the Company’s insurance
Proxy Statement 69

The Company's Compensation Philosophy and Objectives
operations. Such strategies contributed to the Company’s positive financial results in a year dominated by both significant industry catastrophe activity as well as the financial impacts of the COVID-19 Pandemic.
Non-Financial Goals & Accomplishments
Demonstrated Leadership: Work-place Response to the COVID-19 Pandemic - Mr. Andrade oversaw the Company’s work-place response to the COVID-19 Pandemic, including the Company’s early and immediate response that saw employees shift seamlessly to a remote work environment. Mr. Andrade’s foresight in guiding strategy for the IT division in conjunction with the Company’s increased investment in IT equipment and infrastructure further aided in a nimble shift to remote working for all our employees around the globe. With the ability to access core underwriting, claims and modeling applications through a cloud-based environment, the Company’s affiliates were able to continue operating globally with minimal disruption. Our underwriting teams were able to maintain communication with our clients, brokers and insureds around the globe and gain a competitive advantage by our ability to continue servicing our clients. The seamless shift to a remote work environment directly contributed to the 15% growth in Gross Written Premium. Additionally, Mr. Andrade oversaw the formation of the Company’s COVID-19 Task-Force; guided the Company’s office re-entry approach; and provided constant leadership and comfort to our global employees, including holding numerous Virtual Town Hall meetings with employees across the Company. The Company’s work-place response to the COVID-19 Pandemic allowed the Company to continue serving our customers and clients, and ultimately helped drive the Company’s improved attritional combined ratios and positive earnings for 2020.
Diversity, Equity & Inclusion: Under Mr. Andrade’s leadership, DEI initiatives are a paramount focus of the Company. Highlights that Mr. Andrade oversaw in the past year included the formation of Everest’s new DEI Council; a series of successful diversity “listening sessions” with employees in underrepresented groups; enhanced talent acquisition activities including increased collaboration with expanded recruiting at Historically Black Colleges and Universities; and significant charitable donations including expanding the Company’s matching gift program in June 2020 to support charities that support the fight against social injustice, inequality, racism, and discrimination and Everest’s donation of $200,000 split between the NAACP and the Equal Justice Initiative.
Other 2020 Business Highlights: Finally, the Committee noted Mr. Andrade’s achieved success during the year in various other Company objectives, including: overseeing continued expansion of the Company’s insurance operations and diversification of business lines leading to growth of 15% in gross written premium; he successfully managed the Company’s natural peril catastrophe exposure within the Board’s Risk Appetite Statement while setting in place an overall strategy to diversify the Company’s risk portfolio through new products; achieving annual budget objectives and overseeing coordination of all business units in putting together the 2020 operating plan; continued to build relationships with the Company’s long-term shareholders; maintaining professional relationships with Company’s regulators and rating agencies; and overseeing continued modernization of Company’s information technology systems and improvements in underwriting analytics and business processes.
70 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Other Named Executive Officers’ Annual Cash Incentive Goals and Compensation18
For the 2020 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria under the Executive Incentive Plan for purposes of establishing the incentive cash bonus award amount for Messrs. Doucette, Howie, and Mukherjee.
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus for each NEO
		JOHN DOUCETTE		CRAIG HOWIE		SANJOY MUKHERJEE
Maximum	>=16.1%	200% Base Salary	$1,750,000	200% Base Salary	$1,142,400	200% Base Salary	$1,224,000
Target	11.1%	130% Base Salary	$1,137,500	100% Base Salary	$571,200	120% Base Salary	$734,400
Threshold	4.1%	25% Base Salary	$218,750	25% Base Salary	$142,800	25% Base Salary	$153,000
Below Threshold	<4.1%	Zero	$0	Zero	$0	Zero	$0
The Compensation Committee considers 70% of each NEO’s potential maximum bonus to be independently determined based on the above tiered Company ROE results. After comparing the Company’s 2020 fiscal year results to the performance measures established, the Compensation Committee concluded that based on the Adjusted ROE of 8.0%, each NEO’s maximum potential cash bonus in consideration of the financial performance goal was as shown in the table below:
			JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE
Financial Performance Measure (ROE)	2020 Plan ROE (Target)	2020 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
70.0%	11.1%	8.0%	$511,438	$267,036	$333,846
The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals:
Non-Financial Performance Measure	JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE
30% of 200% Base Salary Bonus Maximum	$525,000	$342,720	$367,200
The NEOs total resulting maximum cash bonus in consideration of both the financial and non-financial performance measures was as follows:
			JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE
Performance Measure	2020 Plan ROE (Target)	2020 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
Operating ROE	11.1%	8.0%	$511,438	$267,036	$333,846
Non-Financial			$525,000	$342,720	$367,200
Total Maximum Bonus			$1,036,438	$609,756	$701,046

18 Jonathan Zaffino, former President and CEO of Everest Insurance®, is not included in this discussion due to his resignation from the Company in April 2020. Mark Kociancic, the Company’s Chief Financial Officer, is also not included because he joined the Company in late 2020.
Proxy Statement 71

The Company's Compensation Philosophy and Objectives
Mr. Doucette’s Compensation
A key member of the Everest executive team since joining the Company in 2008, Mr. Doucette served as the Company’s President & CEO of the Reinsurance Division in 2020, with a base salary of $875,000. In awarding Mr. Doucette a cash bonus of $820,000, restricted share awards valued at $787,500, and 2021 PSU award target valued at $525,000, the Compensation Committee recognized Mr. Doucette’s leadership in promulgating risk management across the reinsurance portfolio by executing on a strategy to diversify risk by line and geography, and effectively managing risk through the utilization of third party capital.
Non-Financial Goals & Accomplishments
Demonstrated Leadership: The Committee took notice of Mr. Doucette’s success in keeping the global reinsurance underwriting and claims teams focused and connected during remote work protocols around the globe during the Pandemic. The reinsurance team’s ability to maintain communications with clients and brokers and respond quickly to submissions provided a competitive advantage directly resulting in growth of 15% in gross written premium in the segment. Further, Mr. Doucette’s leadership in adjusting the underwriting strategy for the global property reinsurance book in recent years resulted in a decrease in our after-tax probable maximum loss as a percentage of year-end equity from the Company’s largest 100-year event in a given zone from 11.3% in 2018 to 6.7% as of January 1, 2021. The reduction in exposure in conjunction with selective deployment of capacity helped us achieve a meaningful reduction in property catastrophe volatility while also improving the underwriting margin for the property portfolio in excess of 10% from January 1, 2020 through January 1, 2021.
Third-Party Capital and Risk Management: Mr. Doucette continued to take a leadership role and help oversee various aspects of the Company’s risk management and loss mitigation protection practices on its reinsurance risk portfolio, such as utilization of third-party capital via Mt. Logan Re, exposure reduction, and improved underwriting guidelines and limits management. Other notable loss mitigation mechanisms that Mr. Doucette helped oversee include the purchase of industry loss warranties, retrocession protection, and Everest’s significant catastrophe bond sponsorship.
Diversity Initiatives: Mr. Doucette continued to proactively promote the Company’s focus on diversity through expanded recruitment, training and development of women and minorities within the Reinsurance Division. He further identified and expanded leadership opportunities for women within the Division, including the promotion of an experienced property underwriter to the senior management role of Deputy Chief Underwriting Officer.
Other 2020 Business Highlights: Mr. Doucette managed an aggressive renewal process post-2019 catastrophe losses. He also was proactive in taking a leadership role in technology advances resulting in analytic and business process improvements in the Reinsurance Division. Mr. Doucette was also instrumental in Everest’s targeted underwriting actions, including achieving a meaningful reduction in property catastrophe volatility in 2020. Further, he led in identifying, developing and marketing new product opportunities and distribution strategies resulting in increased underwriting margin. As a result of these and other actions, despite the Pandemic and another year of significant catastrophe activity, the Reinsurance Division achieved an improved 2020 attritional combined ratio as well as record gross written premium reflecting an increase of 15% from the prior year.

72 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Mr. Howie’s Compensation
Mr. Howie served as the Company’s Chief Financial Officer from 2012 until October 2020 with a base salary of $571,200.19 In awarding Mr. Howie a cash bonus of $350,000, the Compensation Committee recognized Mr. Howie’s leadership in managing the financial functions of the Company including financial reporting, accounting, budgeting & tax planning and expense management, as well as his service in ensuring an orderly transition to the Company’s new Chief Financial Officer.
Non-Financial Goals & Accomplishments
$1 Billion Capital Raise: Mr. Howie oversaw the Company’s subsidiary, Everest Reinsurance Holdings, Inc., issuing a registered public offering of $1.0 billion aggregate principal amount of 3.5% senior notes due in 2050. This long-term capital enhances the efficiency of Everest’s capital structure and will benefit Everest in the coming years.
Transition to New CFO: From October 2020 until year-end, Mr. Howie assisted with all aspects of the orderly transition of responsibilities to the Company’s new Chief Financial Officer.
Other 2020 Business Highlights: Mr. Howie also demonstrated leadership in the following areas, all of which ultimately helped the Company achieve positive results for 2020: overseeing and managing the Company’s Accounting and Financial reporting, Comptroller, Tax, Actuarial and Treasury departments; participating in analysis of M&A and new business opportunities; providing leadership in investor relations; managing the Company’s operating capital and advised the CEO and Board on share buyback opportunities; remaining active in the Mt. Logan board leading to successful oversight and implementation of Mt. Logan operational improvements; and successfully interfacing with the Company’s ratings agencies and independent auditors.

19 Mr. Howie stayed with the Company until December 31, 2020, as Executive Vice President to ensure an orderly transition of the Chief Financial Officer role.

Proxy Statement 73

The Company's Compensation Philosophy and Objectives

Mr. Mukherjee’s Compensation
A key member of the Company’s executive team since joining the Company in 2000, Mr. Mukherjee served as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary in 2020, with a base salary of $612,000. In awarding Mr. Mukherjee a cash bonus of $700,000, restricted share awards valued at $585,000, and 2021 PSU award target valued at $390,000, the Compensation Committee recognized Mr. Mukherjee’s leadership in overseeing the Company’s global legal operations and compliance responsibilities as well as providing guidance in continuing the Company’s operations during the Pandemic. Mr. Mukherjee was also recognized for his leadership in overseeing the Company’s Environmental, Social, and Governance (“ESG”) initiatives.
Non-Financial Goals & Accomplishments
Leadership & Overseeing the Company’s Legal, Regulatory and Compliance Function: Mr. Mukherjee demonstrated leadership as General Counsel of the Company overseeing and managing the Company’s Law Department and providing competent business counseling and legal advice to the CEO, CFO and Board of Directors, and guided the Company’s legal and regulatory response to the Pandemic while also overseeing the Company’s worldwide disputes and litigations. He participated in meetings with state and federal regulatory bodies in addressing proposed Pandemic regulations impacting the insurance industry. Mr. Mukherjee also demonstrated leadership in managing the logistics of our remotely held Annual Shareholders Meeting in 2020.
Pandemic Leadership: As an advisor to the Company’s COVID-19 Task Force, Mr. Mukherjee took a leading role in shaping the Company’s work-place response to all aspects of the COVID-19 Pandemic, including re-entry protocols, expansion of employee outreach and communication protocols and ensuring that all applicable health and safety protocols were followed for the benefit of Company employees. He participated with the executive leadership team in numerous virtual global town hall meetings keeping employees around the globe up to date on pertinent regulatory matters relating to the Pandemic including proposed legislation impacting the insurance industry, workplace re-entry considerations and litigation issues directly affecting the industry. Mr. Mukherjee guided and kept the law department connected to all areas of the Company during remote working and ensured access to legal support for all aspects of the Company’s global operations. Mr. Mukherjee further guided the Board in effectively conducting and hosting our annual shareholder meeting while adapting to travel and meeting restrictions.
Environmental, Social and Governance (“ESG”) Leadership: Mr. Mukherjee proactively led all aspects of the Company’s ESG initiatives in 2020, including publication of the Company’s first Corporate Responsibility Report in accordance with Global Reporting Initiative standards as well as a supplemental report under Sustainability Accounting Standards Board guidelines which are both available on Everest’s corporate website and have been viewed very favorably by stakeholders of Everest. Under his leadership, the Company continued to expand its cultural focus on ESG across all areas, most notably in the context of heightened awareness of climate risk. Mr. Mukherjee also led in various proxy governance matters, including conducting considerable research, analysis and outreach with shareholders and proxy advisors resulting in enhancements to our Board governance including gender diversity focus and director compensation awareness. Further, Mr. Mukherjee’s engagement with our key shareholders and various third-party rating agencies resulted in a direct improvement of the Company’s ESG ratings with various rating agencies.
Diversity, Equity and Inclusion (“DEI”): Mr. Mukherjee took a leading role in numerous DEI initiatives, including supporting the Company’s new DEI Council as well as coordinating with Human Resources to implement talent diversity efforts and pay equity studies. As a former advocate for civil rights during his tenure in private practice, Mr. Mukherjee was instrumental in guiding the Company’s focus on racial injustices and identifying opportunities for greater awareness of injustices faced by persons of color including sponsorship of the NAACP Legal Defense and Education Fund. Mr. Mukherjee participated in several DEI listening sessions and worked with the DEI Council to promote expanded unconscious bias training across the Company. He also volunteered his time and legal skills in pro bono representation of persons of color in enforcing voting rights during the 2020 election season.
Other 2020 Business Highlights: Mr. Mukherjee also took a significant role in helping lead the Company in numerous other matters, including maintaining an active role with Mt. Logan as chairman of the board leading to operational and strategic improvements; working closely with our CEO and COO in developing the strategic direction of the Company; providing competent advice and counsel on alternative expansion strategies and identifying cost-efficient corporate governance solutions to meet rapid product and business expansion goals; and overseeing legal aspects of enterprise risk management.

74 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Other Forms of Compensation
Apart from the salary, bonus and long-term compensation components discussed above, all employees including executive officers receive other forms of compensation from the Company. That compensation includes Company-paid term life insurance, partially subsidized medical and dental plan, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participate in a Supplemental Savings Plan.
Clawback Policy
The Company has a clawback policy covering current and former employees, including Named Executive Officers. The policy provides for forfeiture and repayment of any incentive-based compensation (including vested and unvested equity awards) granted or paid to an individual during the period in which he or she engaged in material willful misconduct, including but not limited to fraudulent misconduct. The policy also requires the repayment and termination of payments and benefits provided to such individual pursuant to any severance or similar agreement.
Perquisites and Other Benefits
When deemed appropriate, the Company provides Named Executive Officers with perquisites and other personal benefits that are reasonable and consistent with the overall compensation plan and the philosophy of attracting and retaining key employees. The Compensation Committee periodically reviews these awards of perquisites and other benefits.
Tax and Accounting Implications
Section 162(m) of the Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company, unless the compensation satisfied an exception, such as the exception for performance-based compensation. Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other things, repealed the performance-based compensation exception and expanded the definition of covered employee. The changes to Section 162(m) are effective for taxable years beginning after December 31, 2017. The Act includes a transition rule so that these changes do not apply to compensation paid pursuant to a “binding written contract” that was in effect on November 2, 2017 and that was not materially modified on or after such date.
Because of the performance-based compensation exception repeal, amounts paid pursuant to a contract effective after November 2, 2017 will not be deductible as performance-based compensation, and the Compensation Committee will not need to consider the requirements of the performance-based compensation exception when considering the design of any such future contracts as part of our compensation program. For amounts paid under contracts in effect on November 2, 2017 that were intended to constitute performance-based compensation, the Compensation Committee will continue to consider the performance-based compensation exception when making determinations of performance under those contracts.
The Act also expands the definition of covered employee. For 2017, our covered employees included the CEO and other named executive officers (but not the chief financial officer) who were executive officers as of the last day of our fiscal year. For 2018 and after, our covered employees will generally include anyone who (i) was the CEO or chief financial officer at any time during the year, (ii) was one of the other named executive officers who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
Proxy Statement 75

The Company's Compensation Philosophy and Objectives
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. The Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
It is the Compensation Committee’s objective to have its U.S. tax-paying executives not be subject to penalties under Code Section 409A (“§409A”). Accordingly, all applicable compensation and benefit programs have been amended and are administered in accordance with §409A.
The foregoing provides a general overview of the Company’s philosophy on executive compensation. The tables contained in the subsequent sections attribute specific dollar values to the various aspects of executive compensation previously discussed.
76 Everest Re Group, Ltd.

Compensation of Executive Officers
COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation paid or accrued to the Company’s Named Executive Officers who served during fiscal year 2020 (collectively, the “Named Executive Officers or NEOs”). The principal position listed under the name of each officer is as of December 31, 2020.
2020 SUMMARY COMPENSATION TABLE
							Change in Pension
							Value and
				Stock Awards			Nonqualified
Name and				Restricted	Performance	Non-Equity	Deferred
Principal				Stock	Share Unit	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total
Juan C. Andrade
CEO and President
2020		$1,298,077	$—	1,876,272	$1,876,272	$2,500,000	$—	$512,591	$8,063,212
John P. Doucette
Executive Vice President and President and CEO of Reinsurance Division
2020		$908,654	$—	$788,478	$525,190	$820,000	$454,247	$217,281	$3,713,850
2019		853,461	—	1,938,900	442,431	920,000	478,661	150,659	4,784,112
2018		823,077	—	664,149	442,362	400,000	(78,346)	169,933	2,421,175
Craig Howie
Former Executive Vice President and Chief Financial Officer
2020		$587,957	$—	$457,289	$228,645	$350,000	$—	$140,279	$1,764,170
2019		556,000	—	448,017	224,567	500,000	—	117,025	1,845,609
2018		555,154	—	448,422	224,211	250,000	—	128,738	1,606,525
Mark Kociancic
Executive Vice President and Chief Financial Officer
2020		$201,923	$—	$5,000,048	$—	$500,000	$—	$89,743	$5,791,714
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary
2020		$632,307	$—	$478,075	$318,717	$700,000	$724,858	$138,885	$2,992,842
2019		593,268	—	1,232,404	288,251	625,000	376,429	248,415	3,363,767
2018		558,038	—	414,487	276,325	400,000	(67,805)	252,153	1,833,198
Jonathan Zaffino
Former Executive Vice President and President and CEO of Everest Insurance®
2020		$441,538	$—	$800,949	$400,475	$—	$—	$139,671	$1,782,633
2019		686,923	—	1,611,147	280,430	1,082,000	—	141,436	3,801,936
2018		573,077	—	481,144	241,178	550,000	—	110,003	1,955,402

(1)
The amounts are the aggregate grant date fair value for restricted awards granted during 2020 computed in accordance with FASB ASC Topic 718. Restricted shares vest at the rate of 20% per year over five years.

(2)
The amounts are the aggregate grant date fair value for performance share unit awards granted during 2020 computed in accordance with FASB ASC Topic 718, at the target achievement percentage (100%). The performance achievement factor can range between 0% and 175% of the target grant. If the participants achieved the maximum performance achievement factor, the value of the performance share unit grants would be follows: Mr. Andrade $3,283,475; Mr. Doucette $919,082; Mr. Howie $400,128; Mr. Mukherjee $557,754 and Mr. Zaffino $700,830.

(3)
Represents the aggregate change in the present value of the officers’ accumulated benefit under the qualified and supplemental pension plans from December 31, 2019 to December 31, 2020. Earnings on the Supplemental Savings Plan are not included as they are invested in the same investment offerings as the qualified savings plan and are not preferential.

Proxy Statement 77

Compensation of Executive Officers
For the Named Executive Officers, the 2020 amount in the All Other Compensation column includes:
	Andrade	Doucette	Howie	Kociancic	Mukherjee	Zaffino
Life insurance premiums	$1,008	$1,008	$1,008	$168	$1,008	$504
Employer Matching Contributions (Qualified and Non-qualified)	38,839	26,724	17,567	6,058	18,437	11,400
Dividends on Restricted Shares	268,032	80,820	34,491	32,550	51,378	36,354
Employer Discretionary Contribution(5)	192,712	108,729	87,213	14,135	68,062	91,413

(4)
The amounts reported for 2020 for Messrs. Andrade and Kociancic include car allowances of $12,000 for Mr. Andrade and $2,000 for Mr. Kociancic. Additionally, the amount reported for Mr. Kociancic includes $34,832 for sign-on relocation expenses.

(5)
Messrs. Andrade, Howie, Kociancic and Zaffino are not participating in the Retirement Plan or Supplemental Retirement Plan, and instead receive an additional qualified plan contribution pursuant to the revision of the Company’s Savings Plan that is applicable to those employees hired after April 1, 2010.

Grants of Plan-Based Awards
The following table sets forth certain information concerning equity and cash awards granted under the Company’s 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan during 2020 to the Named Executive Officers.
2020 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target(4)	Maximum(5)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Restricted Stock Awards(3)	PSU Awards(6)
Juan C. Andrade	2/26/2020	—	$2,500,000	$3,500,000	—	6,770	11,848	6,770	$1,876,272	$1,876,272
John P. Doucette	2/26/2020	—	1,137,500	1,750,000	—	1,895	3,316	2,845	788,478	525,190
Craig Howie	2/26/2020	—	571,200	1,142,400	—	825	1,444	1,650	457,289	228,645
Mark Kociancic	11/18/2020	—	1,137,500	1,750,000	—	—	—	21,000	5,000,048	—
Sanjoy Mukherjee	2/26/2020	—	734,400	1,224,000	—	1,150	2,013	1,725	478,075	318,717
Jonathan Zaffino	2/26/2020	—	—	—	—	1,445	2,529	2,890	800,949	400,475
(1)
Potential awards to be made pursuant to the Executive Performance Annual Incentive Plan. The actual award is shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Plan table, and Jonathan Zaffino’s estimated future awards are not shown because he is no longer employed by the Company.

(2)
This column shows the number of restricted shares granted in 2020 to the Named Executive Officers pursuant to the 2010 Stock Incentive Plan for grants made on February 26, 2020 and pursuant to the 2020 Stock incentive Plan for grants made on November 18, 2020. Restricted shares vest at the rate of 20% per year over five years. During the restricted period, quarterly dividends are paid to the Named Executive Officer.

(3)	The grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.
(4)
This column shows the number of performance share units outstanding at December 31, 2020 for each Named Executive Officer pursuant to the 2010 Stock Incentive Plan, assuming achievement at the target level (100%). Performance share units vest 100% after three years.

(5)
This column shows the number of performance share units outstanding at December 31, 2020 for each Named Executive Officer pursuant to the 2010 Stock Incentive Plan, assuming achievement at the maximum level (175%). Performance share units vest 100% after three years.

(6)	The grant date fair value of each equity award calculated in accordance with FASB ASC 718.

78 Everest Re Group, Ltd.

Compensation of Executive Officers
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020
	Stock Awards(1)
	Restricted Stock Awards		PSU Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Juan C. Andrade	37,474	$8,772,289	5,416	$1,267,831
John P. Doucette	12,317	2,883,287	2,704	632,979
Craig Howie	5,563	1,302,243	1,262	295,422
Mark Kociancic	21,000	4,915,890	—	—
Sanjoy Mukherjee	7,836	1,834,329	1,694	396,548
Jonathan Zaffino	—	—	—	—

(1)	Restricted shares vest at the rate of 20% annually over a five year period. Grant dates for the restricted shares are in the table that follows.
(2)
Determined by multiplying the NYSE December 31, 2020 closing price of $234.09 by the number of outstanding restricted share awards or by the number of both unvalued and unvested performance share unit awards.

(3)	PSU awards vest over a three-year performance period.
Grant Date	2/24/2016	2/22/2017	2/21/2018	2/27/2019	9/18/2019	11/19/2019	2/26/2020	11/18/2020
Juan C. Andrade
Restricted Share Awards	—	—	—	—	30,704	—	6,770	—
PSU Awards	—	—	—	—	—	—	6,770	—
John P. Doucette
Restricted Share Awards	594	1,026	1,644	2,376	—	3,832	2,845	—
PSU Awards	—	—	1,825	1,980	—	—	1,895	—
Craig Howie
Restricted Share Awards	457	742	1,110	1,604	—	—	1,650	—
PSU Awards	—	—	925	1,005	—	—	825	—
Mark Kociancic
Restricted Share Awards	—	—	—	—	—	—	—	21,000
PSU Awards	—	—	—	—	—	—	—	—
Sanjoy Mukherjee
Restricted Share Awards	431	702	1,026	1,548	—	2,404	1,725	—
PSU Awards	—	—	1,140	1,290	—	—	1,150	—

Proxy Statement 79

Compensation of Executive Officers
Share Option Exercises and Shares Vested
The following table sets forth certain information concerning the number and value of vested shares at the end of 2020 held by the Named Executive Officers. The Named Executive Officers do not hold any outstanding stock options.
SHARES VESTED
	Share Awards		Share Awards
Name	Number of Shares Acquired on Settlement	Value Realized Settlement(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Juan C. Andrade	—	—	7,676	$1,561,932
John P. Doucette	764	$211,739	3,811	$1,022,911
Craig Howie	554	$153,538	2,060	$579,012
Mark Kociancic	—	—	—	—
Sanjoy Mukherjee	523	$144,947	2,533	$681,748
Jonathan Zaffino	509	$141,067	2,098	$588,337

(1)	Amount reflects the aggregate market share value on the day of settlement of the award.
(2)	Amount reflects the aggregate market share value on the day that the restricted shares vest.
Retirement Plan
Messrs. Doucette and Mukherjee participate in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans. The Retirement Plan and Supplemental Plan were both closed to new employees as of April 1, 2010. Additionally, effective January 1, 2018, accrued benefits under the Supplemental Retirement Plan were frozen for the participating NEOs in that plan as of December 31, 2017.
A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Executive Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan. “Earnings” does not include any other compensation set forth in the Summary Compensation Table.
Final average earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Internal Revenue Code. “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.
The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers determined using interest rate and mortality rate assumptions consistent with those in the Company’s financial statements and the number of years of service credited to each. A participant becomes vested in the Supplemental Plan upon reaching five years of service, retirement at age 65 or upon a Change of Control. If a participant leaves the Company prior to becoming vested in the Supplemental Plan, he receives no benefits.
80 Everest Re Group, Ltd.

Compensation of Executive Officers
2020 PENSION BENEFITS TABLE
			Number of	Present Value	Payments
			Years Credited	of Accumulated	During
Name		Plan Name	Service	Benefit(1)	Last Fiscal Year
Juan C, Andrade	Retirement Plan		N/A	$—	$—
Supplemental Plan				—	—
John P. Doucette	Retirement Plan		12.3	847,216	—
Supplemental Plan				2,519,990	—
Craig Howie	Retirement Plan		N/A	—	—
Supplemental Plan				—	—
Mark Kociancic	Retirement Plan		N/A	—	—
Supplemental Plan				—	—
Sanjoy Mukherjee	Retirement Plan		20.5	1,461,376	—
Supplemental Plan				3,078,438	—
Jonathan Zaffino	Retirement Plan		N/A	—	—
Supplemental Plan				—	—

(1)
The table employs the discount rate of 2.55% at December 31, 2020 and 3.28% at December 31, 2019 for the Retirement Plan and pre-retirement Supplemental Plan. Post retirement, the Supplemental Plan discount rate is 5% for both years. The Mortality Table used for 12/31/2020 is the Pri-2012 White Collar Table with Scale MP-2020 for the Qualified Plan projected to executive’s assumed retirement age. Updated Table 417(e) Mortality is used for the Supplemental Plan post-retirement projected to executive’s assumed retirement age. For 12/31/2019, the Mortality Table used is the Pri-2012 White Collar Table with Scale MP-2019 for the Qualified Plan projected to executive’s assumed retirement age. Updated Table 417(e) Mortality is used for the Supplemental Plan post-retirement projected to executive’s assumed retirement age. The payment form assumes 50% Joint and Survivor for the Retirement Plan (wives assumed to be 4 years younger than their husbands) unless final benefit election has already been made, single life annuity for the Supplemental Plan at earliest unreduced retirement age.

The Assumptions for the 2020 calculations related to Retirement Plan and the pre-retirement Supplemental Plans are the same as those used in the FAS ASC 715 disclosure report for year ending December 31, 2020.
The information above has been developed assuming that the participants will retire at the earliest age at which they would receive an unreduced benefit. Mr. Doucette is not eligible to retire with unreduced benefits until age 65. Mr. Mukherjee is eligible to receive an unreduced benefit under the Retirement Plan at age 63 and 10 months and at age 60 under the Supplemental Retirement Plan. The number of years of credited service in the Retirement Plan is greater than in the Supplemental Plan as accruals in the Supplemental Plan were frozen effective December 31, 2017.
Proxy Statement 81

Compensation of Executive Officers
2020 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The 2020 Non-qualified Deferred Compensation Table shows information about the Supplemental Savings Plan(1).
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawal/	Balance at Last
Name	Last Fiscal Year(2)	Last Fiscal Year(2)	Last Fiscal Year	Distributions	Fiscal Year-End(3)
Juan C. Andrade
Everest Re Supplemental
Savings Plan	$30,289	$203,050	$238	$—	$246,677
John P. Doucette
Everest Re Supplemental
Savings Plan	18,173	126,902	174,642	—	903,611
Craig Howie
Everest Re Supplemental
Savings Plan	9,089	73,325	159,929	—	962,193
Mark Kociancic
Everest Re Supplemental
Savings Plan	—	—	—	—	—
Sanjoy Mukherjee
Everest Re Supplemental
Savings Plan	9,886	77,948	150,498	—	586,780
Jonathan Zaffino
Everest Re Supplemental
Savings Plan	4,015	78,328	86,743	—	477,065

(1)
The Supplemental Savings Plan has the same investment elections as the Company’s 401(k) plan and is designed to allow each participant to contribute a percentage of his base salary and receive a company match beyond the contribution limits prescribed by the Code with regard to 401(k) plans. When the annual IRS 401(a) (17) compensation maximum is reached under the qualified savings plan, eligible employees may contribute to the Supplemental Savings Plan which allows for up to a 3% employee contribution and a 3% company match plus an additional discretionary contribution by the Company. Withdrawal is permitted only upon cessation of employment.

(2)	All of the amounts reported in this column are included in the 2020 Summary Compensation Table.
(3)
The amounts reported in this column represent the aggregate balances from the Everest Re Supplemental Savings Plan, and such amounts include a combination of: (i) contributions that were reported previously in the Summary Compensation Table as Salary and Non-Equity Incentive Compensation (if such amounts were contributed by the Executive) and All Other Compensation (if such amounts were contributed by the Registrant), and (ii) earnings on such contributions that were not reported in the Summary Compensation Table.

82 Everest Re Group, Ltd.

CEO Pay Ratio Disclosure
CEO PAY RATIO DISCLOSURE

Fiscal Year	2020	2020
Employee	Median Employee	CEO
Annual Base Salary	$124,800	$1,250,000
Bonus Paid March 2021	$13,000	$2,500,000
Res Share Value Granted Feb. 2020	$0	$1,875,000
Perf Share Target Value Granted Feb. 2020	$0	$1,875,000
Pension Value and Nonqualified Deferred Comp Earnings PY 2020	$0	$0
All Other Compensation PY 2020	$7,708	$500,590
Total Comp	$145,508	$8,000,590

In 2020, the ratio of the total annual compensation of our CEO to the median compensation of our employees was 54.98 to one.
Methodology
•	Date selected to determine employee population for purposes of identifying the median employee– December 1, 2020.
•	Median employee identified using Total Compensation, which includes base salary, bonus, and stock awards (if any) as well as any other compensation.
•	Employees from all Everest locations included in calculation to identify median.
•	Salaries, bonuses and stock for Non-US employees converted to USD (12/1/2020 conversion rates).
•	Salaries for part-time employees annualized to a full-time equivalent.
•	Annual salary, bonus and stock target amounts were included for mid-year hired employees who were not otherwise eligible to participate in the full 2020 annual compensation review process.
•
“All Other Compensation” includes life insurance premiums, employer matching contributions (qualified and non-qualified), dividends on restricted shares and employer discretionary contributions.

Proxy Statement 83

Employment, Change of Control and Other Agreements
EMPLOYMENT, CHANGE OF CONTROL AND OTHER AGREEMENTS

Employment agreements have been entered into with Messrs. Andrade, Doucette, Kociancic and Mukherjee. Employment agreements are entered into when it is determined that an employment agreement assists in obtaining assurance as to the executive’s continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive. Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including non-disclosure, non-compete and non-solicitation covenants in such agreements. The terms of the agreement take into consideration the executive’s prior background, experience, compensation, competitive conditions and negotiations with the executive. On February 23, 2021, the Compensation Committee selected Messrs. Juan C. Andrade, John Doucette, Mike Karmilowicz, Mark Kociancic, Sanjoy Mukherjee and Jim Williamson to become participants in the Executive Incentive Plan. They are all participants in the Senior Executive Change of Control Plan. (See “Change of Control Arrangements”).20
Juan C. Andrade. Effective August 1, 2019, the Company, Everest Global and Everest Holdings entered into an employment agreement with Mr. Andrade under which he currently serves as President and CEO of those companies. The agreement, which terminates on December 31, 2022, provides for an annual salary of $1.25 million, subject to increases, if any, as determined and approved by the Compensation Committee, and eligibility for an equity grant with a target value of 300% of his salary. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
John P. Doucette. Effective June 1, 2016, Everest Global entered into an employment agreement with Mr. Doucette under which he serves as President and CEO of the Reinsurance Division of the Company. The agreement, which was automatically renewed following the agreement’s initial expiration date of June 1, 2019 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), provided for a base salary of $690,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement provides for Mr. Doucette’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Craig Howie. On April 1, 2016, Everest Global had entered into an employment agreement with Mr. Howie under which he served as Executive Vice President and Chief Financial Officer of the Company. The agreement provided for an annual base salary of $530,000, subject to increases, if any, as determined and approved by the Compensation Committee, and was automatically renewed following the agreement’s initial expiration date of April 1, 2019. The employment agreement provided for Mr. Howie’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below. The employment agreement was terminated without cause or for good reason by Everest Global in December 2020.
Mark Kociancic. Effective October 12, 2020, Everest Global entered into an employment agreement with Mr. Kociancic under which he currently serves as Executive Vice President and Chief Financial Officer of the Company. The agreement, which terminates on October 12, 2023, provides for an annual salary of $875,000, subject to increases, if any, as determined and approved by the Compensation Committee, and eligibility for an equity grant with a target value of 170% of his salary. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Sanjoy Mukherjee. On January 1, 2017, Everest Global entered into an employment agreement with Mr. Mukherjee under which he is to serve as the General Counsel, Chief Compliance Officer and Secretary. The

20 The employment agreements of former executive officers Craig Howie and Jonathan Zaffino are also briefly described herein.

84 Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements
agreement was automatically renewed following the agreement’s initial expiration date of January 1, 2020 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), and provided for an annual salary of $500,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement provides for Mr. Mukherjee’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Jonathan Zaffino. On September 6, 2017, Everest National entered into an employment agreement with Mr. Zaffino under which he served as Executive Vice President of the Company, and the President and CEO of Everest Insurance®. The agreement would have continued in effect through September 6, 2020, and provided for an annual base salary of $500,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement terminated as a result of Mr. Zaffino’s April 2020 notice of voluntary termination without good reason.
Change of Control Arrangements. The Company’s change of control arrangements, embodied within the Senior Executive Change of Control Plan, are principally intended to provide continuity of management by motivating executive officers to remain with the Company, despite the uncertainty that arises in the context of a change in control. The Senior Executive Change of Control Plan is designed to be compliant with §409A. A violation of §409A may subject an executive to recognition of income with respect to nonqualified deferred compensation at the time such compensation becomes vested plus a 20 percent tax and interest. Accordingly, in order to comply with the requirements of §409A, the Senior Executive Change of Control Plan requires the participant to wait six months following a termination of employment due to a change of control in order to receive any payments under the plan. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Andrade, Mr. Doucette, Mr. Kociancic and Mr. Mukherjee to participate in the plan.
The Senior Executive Change of Control Plan provides that if, within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding share options granted under the Company’s stock plans shall immediately vest and remain exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted shares awarded under the Company’s share plans shall immediately terminate and lapse, (this does not include PSU which are not subject to the Senior Executive Change of Control Plan); (c) the participant shall receive a cash payment six months after termination equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 as determined by the Compensation Committee (for Mr. Andrade, the number is 2.5, for Messrs. Doucette, Kociancic and Mukherjee the number is 2.00); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and/or the Everest Reinsurance Employee Saving Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a two year period following termination. Special Retirement benefits shall be paid six months after termination.
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments. Under the “Best Net” provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant. The participant and the Company shall agree on a national accounting firm to perform the calculations necessary to determine the amount of the parachute payment, as well as the maximum amount the participant would be entitled to receive without being subject to the excise tax.
The PSU award is not subject to the Change in Control Plan and is governed by the Performance Stock Unit Award Agreement and any pertinent employment agreement.
Proxy Statement 85

Employment, Change of Control and Other Agreements
Potential Payments Upon Termination or Change in Control
The tables below give a reasonable estimate of the incremental amount of compensation that might be paid to each of the Named Executive Officers in the event of termination of his employment on December 31, 2020.
The amounts shown assume that such termination, change in control, death or disability was effective as of December 31, 2020 and includes estimates of amounts to which the Named Executive Officer might be entitled incremental to what he earned during such time. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may be changed at the discretion of the Compensation Committee of the Company’s Board of Directors.
Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include: accrued salary; amounts contributed under the Employee Savings Plan and the Supplemental Savings Plan (see Non-qualified Deferred Compensation Table) and amounts accrued and vested through the Company’s Retirement Plan and the Supplemental Retirement Plan. (See Pension Benefits Table.) The retirement plans offer a survivor annuity, if elected by the participant. For a termination for good reason or without cause, each of Messrs. Andrade, Doucette, Kociancic, Howie and Mukherjee would be eligible to earn all remaining installments of PSU subject to his signing a waiver of all claims, and certain non-compete agreements under the terms of the employment agreements would apply. All other PSU would be forfeited.
Payments Made Upon Retirement. In the event of retirement, in addition to the items above, all who are eligible will receive the pension benefits shown in the Pension Benefits Table with a reduction for early retirement. Generally, subject to satisfaction of the express terms of the pertinent equity award agreement that defines retirement as reaching the age of 65 or older and a voluntary termination of employment, outstanding restricted shares vest as a result of retirement with the consent of the Compensation Committee. PSU are forfeited if retirement occurs prior to age 65. In the event of retirement at age 65 or older but prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the retirement. The remaining PSU would be settled between the certification that performance criteria have been met and March 15th of the calendar year following the last performance period.
Payments Made Upon Death or Disability. In the event of death or disability, in addition to the benefits listed under the headings above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance program, as available to employees generally. Pursuant to the terms of their employment agreements, in the event of the death or disability of Mr. Andrade, Mr. Doucette, Mr. Howie, Mr. Kociancic, or Mr. Mukherjee, any incentive bonus earned but not yet paid for the completed full fiscal year immediately preceding the employment termination date would be paid. So, assuming a hypothetical death or disability of those Named Executive Officers on December 31, 2020, each would be entitled to any incentive bonus earned but not yet paid relating to fiscal 2020 performance. Such bonus amounts would have been $2,500,000 for Mr. Andrade, $820,000 for Mr. Doucette, $350,000 for Mr. Howie, $500,000 for Mr. Kociancic, and $700,000 for Mr. Mukherjee as reported in the Summary Compensation Table.
In the event of the death or disability of any of the Named Executive Officers, unvested share options become exercisable and the restrictions on restricted shares lapse. The following table lists the value of equity awards for each Named Executive Officer at the NYSE closing price of $234.09 at 2020 year end as if all vested on December 31, 2020. For PSU, in the event of death or disability prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the death or disability. The remaining shares would be settled between the certification of the performance and the March 15th of the calendar year following the last performance period.
86 Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements
The amount of shares that would be delivered in the event of an executive’s retirement at age 65 or death or disability is valued as of December 31, 2020 in the table below.
Name	PSU	Restricted Shares	Total
Juan C. Andrade	$1,508,410	$8,772,289	$10,280,699
John P. Doucette	1,214,302	2,883,287	4,097,589
Craig W. Howie	585,387	1,302,243	1,887,629
Mark Kociancic	—	4,915,890	4,915,890
Sanjoy Mukherjee	762,515	1,834,329	2,596,844
Termination or Change of Control
As described above, each of the Named Executive Officers is a participant in the Company’s Senior Executive Change of Control Plan. Payments are made under the plan to the respective Named Executive Officer if he suffers a covered termination of employment within two years following a change in control. The table below gives a reasonable estimate of what might be paid to each Named Executive Officer in the event of a covered termination of his employment on December 31, 2020 based on the plan terms in effect at that time.
Messrs. Andrade, Doucette, Howie, Kociancic and Mukherjee’s employment agreements separately address payments that may be made and benefits continued in the event of a termination without due cause or resignation for good reason, outside of a change in control, as defined in the respective agreements.
Name	Incremental Benefit	Termination Without Cause or Resignation for Good Reason		Termination Following Change in Control
Juan C. Andrade Cash Payment		$5,000,000	(1)	$6,745,193	(5)
Restricted Stock Value		7,187,499	(2)	8,772,289	(6)
PSU Value		225,357	(3)	225,357	(7)
Benefits Continuation		55,485	(4)	39,000
Pension Enhancement		—		—
Total Value		$12,468,341		$15,781,839	(8)
John P. Doucette Cash Payment		$2,570,000	(1)	$3,170,128	(5)
Restricted Stock Value		883,924	(2)	2,883,287	(6)
PSU Value		1,202,485	(3)	1,202,485	(7)
Benefits Continuation		24,589	(4)	35,000
Pension Enhancement		—		803,000
Total Value		$4,680,998		$8,093,900	(8)
Craig Howie Cash Payment		$1,492,400	(1)	$2,002,074	(5)
Restricted Stock Value		451,560	(2)	1,302,243	(6)
PSU Value		579,783	(3)	579,783	(7)
Benefits Continuation		24,201	(4)	35,000
Pension Enhancement		—		334,000
Total Value		$2,547,944		$4,253,100	(8)
Mark Kociancic Cash Payment		$2,250,000	(1)	$2,750,000	(5)
Restricted Stock Value		983,178	(2)	4,915,890	(6)
PSU Value		—		—
Benefits Continuation		27,743	(4)	39,000
Pension Enhancement		—		385,000
Total Value		$3,260,921		$8,089,890	(8)

Proxy Statement 87

Employment, Change of Control and Other Agreements

Sanjoy Mukherjee Cash Payment	$1,924,000	(1)	$2,239,077	(5)
Restricted Stock Value	575,159	(2)	1,834,329	(6)
PSU Value	755,022	(3)	755,022	(7)
Benefits Continuation	19,520	(4)	26,000
Pension Enhancement	—		708,000
Total Value	$3,273,701		$5,562,428	(8)
(1)
Pursuant to the terms of the Mr. Andrade’s employment agreement, he would be paid a separation allowance in equal installments over a 24 month period equal to two times his base salary. Messrs. Doucette, Mukherjee, Kociancic, and Howie would each be paid two times his base salary over a 12 month period. All would receive any annual incentive bonus earned but not yet paid for the completed full fiscal year prior to termination.

(2)
Pursuant to the terms of the Named Executive Officer’s employment agreement, unvested restricted stock will continue to vest in accordance with its terms in the 12 month period following termination for Messrs. Doucette, Howie, Kociancic, and Mukherjee. For Mr. Andrade, unvested stock would vest immediately for the portions related to his initial $10 million equity grant.

(3)
Under the terms of their respective employment agreements, Messrs. Howie, Doucette, and Mukherjee would receive the PSU installments pursuant to achieved performance goals throughout the life of the PSU. Messrs. Andrade, and Kociancic would receive the PSU installments pursuant to any performance goals achieved prior to departure from the Company. The remaining PSU installments will vest pursuant to the Performance Stock Unit Award Agreement terms and are valued at the target performance (100%) for purpose of this table.

(4)
Pursuant to the terms of the Named Executive Officer’s employment agreement, he shall continue to participate in the disability and life insurance programs until the earlier of a certain number of months or his eligibility to be covered by comparable benefits of a subsequent employer and he will receive a cash payment to enable him to pay for medical and dental coverage for a certain number of months. For Mr. Andrade, the number is 24, and for Messrs. Doucette, Mukherjee, Kociancic, and Howie, it is 12.

 (5)  The Senior Executive Change of Control Agreement provides for a cash payment that equals the average of the executive’s salary and bonus for the previous three years times a factor assigned by the Board. The factor is 2.0 for Messrs. Doucette, Mukherjee, Kociancic, and Howie, and 2.5 for Mr. Andrade.
(6)	The unvested equity awards for each Named Executive Officer are valued at the NYSE closing price of $234.09 at 2020 year end as if all vested on December 31, 2020.
(7)
In the event of a Change in Control, the Company may elect to continue the Performance Stock Awards subject to the 2010 Stock Incentive Plan and Performance Stock Unit Award Agreement. According to the award agreement, completed installments are valued according to the actual achievement factor, and the remaining installments are valued at the target performance (100%).

(8)
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments that could potentially result in a reduced figure based on each participant’s relevant circumstances as calculated by an accounting firm agreed to by the participant and the Company. Under the provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant.

88 Everest Re Group, Ltd.

Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the Compensation Committee was comprised of John J. Amore, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company. No Compensation Committee interlocks existed during 2020.
Proxy Statement 89

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2021 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to determine the independent auditor’s remuneration. Proxies will be so voted unless shareholders specify otherwise in their proxies.
PricewaterhouseCoopers LLP has been appointed to serve as the Company’s auditor each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which is based on the recommendation of the Audit Committee. For the 2020 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company’s independent auditor for the year ending December 31, 2021. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2021 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.
90 Everest Re Group, Ltd.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the non-binding advisory approval of the Named Executive Officers’ compensation. Proxies will be so voted unless shareholders specify otherwise in their proxies. Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis”, the Company’s executive compensation program is designed to attract, reward, and retain talented executives whose abilities are critical to the success of the Company and its long term goals of profitability and strong shareholder returns. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our Named Executive Officers.
Shareholders are being asked to indicate their support for the Company’s Named Executive Officer compensation as described in this Proxy Statement, which includes the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that you vote “FOR” on an advisory basis the compensation of the Named Executive Officers.
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders, will review the voting results, and will consider shareholder concerns.
Proxy Statement 91

Miscellaneous - General Matters
MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers and directors have filed with the SEC on a timely basis all required Forms 3, 4 and 5 with respect to transactions during fiscal year 2020.
Shareholder Proposals for the 2022 Annual General Meeting of Shareholders
To be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2022 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 10, 2021. If the shareholder proposal relates to a nomination for director, then the proposal must be made in accordance with the procedures set forth in Bye-law 12 and discussed in the section titled “Nominating and Governance Committee.” This Bye-law is available on the Company’s website or by mail from the Corporate Secretary’s office.
Proxy Solicitations
The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation. Georgeson LLC will provide solicitation services to the Company for a fee not to exceed $8,000 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.
Transfer Agent and Registrar
The Company has appointed Computershare Trust Company, N.A. to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:
Computershare Investor Services
P.O. BOX 505000
Louisville, KY 40233
Overnight correspondence should be sent to:
Computershare Investor Services
462 South 4th Street, Suite 1600
Louisville, KY 40202
(877) 373-6374 (Shareholder Services – Toll Free)
(781) 575-2725 (Shareholder Services)
All transfers of certificates for Common Shares should also be mailed to the above address.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 9, 2021

92 Everest Re Group, Ltd.

EVEREST.

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

-MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 PM, Eastern Time, on May 11, 2021.

Online
Go to **www.investorvote.com/RE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a term to end in 2022.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - John J. Amore	☐	☐	☐	02 - Juan C. Andrade	☐	☐	☐	03 - William F. Galtney, Jr.	☐	☐	☐
04 - John A. Graf	☐	☐	☐	05 - Meryl Hartzband	☐	☐	☐	06 - Gerri Losquadro	☐	☐	☐
07 - Roger M. Singer	☐	☐	☐	08 - Joseph V. Taranto	☐	☐	☐	09 - John A. Weber	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 5 0 0 1 0 6

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03FFJB

2021 Annual Meeting of Everest Re Group, Ltd. Shareholders

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Everest Re Group, Ltd.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 12, 2021

The undersigned hereby appoints Juan C. Andrade and Sanjoy Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 15, 2021, at the Annual General Meeting of Shareholders to be held on May 12, 2021, at Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.